Exhibit 4.1


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                         POOLING AND SERVICING AGREEMENT


                          Dated as of __________, 200_

                                  by and among


                       [________________________________]
                                   (Depositor)


                                       and


                     _______________________________________
                                  (Transferor)


                     _______________________________________
                                (Master Servicer)


                                       and


                     _______________________________________
                                    (Trustee)


                       _______ Home Equity Trust 200_ - _


                 _______ Home Equity Asset Backed Certificates,
                                 Series 200_ - _


                               Class _ and Class _



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

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

Section 1.1   Certain Defined Terms..........................................1
Section 1.2   Provisions of General Application.............................27


                                   ARTICLE II

                           ESTABLISHMENT OF THE TRUST;
                        SALE AND CONVEYANCE OF TRUST FUND

Section 2.1   Sale and Conveyance of Trust Fund; Priority and
               Subordination of Ownership Interests; Establishment
               of the Trust.................................................29
Section 2.2   Possession of Mortgage Files; Access to Mortgage Files........29
Section 2.3   Delivery of Mortgage Loan Documents...........................30
Section 2.4   Acceptance by Trustee of the Trust Fund; Certain
               Substitutions; Certification by Trustee......................32
Section 2.5   Designations Under Remic Provisions; Designation of
               Startup Date.................................................34
Section 2.6   Execution of Certificates.....................................34
Section 2.7   Application of Principal and Interest.........................35
Section 2.8   Grant of Security Interest....................................35
Section 2.9   Further Assurances; Powers of Attorney........................35


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.1   Representations of the Master Servicer........................37
Section 3.2   Representations, Warranties and Covenants of the
               Depositor....................................................38
Section 3.3   Purchase and Substitution.....................................39
Section 3.4   Master Servicer Covenants.....................................40


                                   ARTICLE IV

                                THE CERTIFICATES

Section 4.1   The Certificates..............................................42
Section 4.2   Registration of Transfer and Exchange of Certificates.........42
Section 4.3   Mutilated, Destroyed, Lost or Stolen Certificates.............48
Section 4.4   Persons Deemed Owners.........................................48

                                    ARTICLE V

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 5.1   Appointment of the Master Servicer............................49
Section 5.2   Subservicing Agreements Between the Master Servicer
               and Subservicers.............................................51
Section 5.3   Collection of Certain Mortgage Loan Payments;
               Collection Account...........................................52
Section 5.4   Permitted Withdrawals from the Collection Account and
               Trustee Collection Account...................................54
Section 5.5   Payment of Taxes, Insurance and Other Charges.................55
Section 5.6   Maintenance of Casualty Insurance.............................56
Section 5.7   Master Servicer Account.......................................57
Section 5.8   Fidelity Bond; Errors and Omissions Policy....................57
Section 5.9   Collection of Taxes, Assessments and Other Items..............58
Section 5.10  Periodic Filings with the Securities and Exchange
               Commission; Additional Information...........................58
Section 5.11  Enforcement of Due-On-Sale Clauses; Assumption
               Agreements...................................................58
Section 5.12  Realization Upon Defaulted Mortgage Loans.....................59
Section 5.13  Trustee to Cooperate; Release of Mortgage Files...............61
Section 5.14  Servicing Fee; Servicing Compensation.........................62
Section 5.15  Reports to the Trustee; Collection Account Statements.........63
Section 5.16  Annual Statement as to Compliance.............................63
Section 5.17  Annual Independent Public Accountants' Servicing Report.......63
Section 5.18  Reports to be Provided by the Master Servicer.................64
Section 5.19  Adjustment of Servicing Compensation in Respect of
               Prepaid Mortgage Loans.......................................65
Section 5.20  Periodic Advances.............................................65
Section 5.21  Indemnification; Third Party Claims...........................66
Section 5.22  Maintenance of Corporate Existence and Licenses;
               Merger or Consolidation of the Master Servicer...............66
Section 5.23  Assignment of Agreement by Master Servicer; Master
               Servicer Not to Resign.......................................67


                                   ARTICLE VI

                           DISTRIBUTIONS AND PAYMENTS

Section 6.1   Establishment of Certificate Account, Deposits to the
               Certificate Account..........................................68
Section 6.2   Permitted Withdrawals From the Certificate Account............68
Section 6.3   Collection of Money...........................................69
[Section 6.4  The Certificate Insurance Policy..............................69
Section 6.5   Distributions.................................................70
Section 6.6   Investment of Accounts........................................73
Section 6.7   Reports by Trustee............................................73
Section 6.8   Additional Reports by Trustee and by Master Servicer..........75

Section 6.9   Compensating Interest.........................................76
Section 6.10  Effect of Payments by the Certificate Insurer;
               Subrogation..................................................76


                                   ARTICLE VII

                                     DEFAULT

Section 7.1   Events of Default.............................................77
Section 7.2   Trustee to Act; Appointment of Successor......................78
Section 7.3   Waiver of Defaults............................................80
Section 7.4   Mortgage Loans, Trust Fund and Accounts Held for
               Benefit of the Certificate Insurer...........................80


                                  ARTICLE VIII

                                   TERMINATION

Section 8.1   Termination...................................................81
Section 8.2   Additional Termination Requirements...........................82
Section 8.3   Accounting Upon Termination of Master Servicer................83


                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.1   Duties of Trustee.............................................84
Section 9.2   Certain Matters Affecting the Trustee.........................88
Section 9.3   Not Liable for Certificates or Mortgage Loans.................90
Section 9.4   Trustee May Own Certificates..................................90
Section 9.5   Trustee's Fees and Expenses; Indemnity........................90
Section 9.6   Eligibility Requirements for Trustee..........................90
Section 9.7   Resignation and Removal of the Trustee........................91
Section 9.8   Successor Trustee.............................................92
Section 9.9   Merger or Consolidation of Trustee............................92
Section 9.10  Appointment of Co-Trustee or Separate Trustee.................92
Section 9.11  Tax Returns; OID Interest Reporting...........................93
Section 9.12  Retirement of Certificates....................................93


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.1   Limitation on Liability of the Depositor and the
                Master Servicer.............................................94
Section 10.2   Acts of Certificateholders; Certificateholders' Rights.......94
Section 10.3   Amendment or Supplement......................................95
Section 10.4   Recordation of Agreement.....................................96

Section 10.5   Duration of Agreement........................................96
Section 10.6   Notices......................................................96
Section 10.7   Severability of Provisions...................................96
Section 10.8   No Partnership...............................................97
Section 10.9   Counterparts.................................................97
Section 10.10  Successors and Assigns.......................................97
Section 10.11  Headings.....................................................97
Section 10.12  The Certificate Insurer Default..............................97
Section 10.13  Third Party Beneficiary......................................97
Section 10.14  Intent of the Parties........................................97
Section 10.15  Appointment of Tax Matters Person............................97
Section 10.16  GOVERNING LAW CONSENT TO JURISDICTION; WAIVER OF JURY
                TRIAL.......................................................98


EXHIBITS

[EXHIBIT A Specimen Certificate Insurance Policy]

EXHIBIT B-1 Specimen Class A-1 Certificate

EXHIBIT B-2 Specimen Class A-2 Certificate

EXHIBIT B-3 Specimen Class A-3 Certificate

EXHIBIT B-4 Specimen Class A-4 Certificate

EXHIBIT B-5 Specimen Class A-5 Certificate

EXHIBIT B-6 Specimen Class R Certificate

EXHIBIT C Contents of Mortgage File

EXHIBIT D Mortgage Loan Schedule

EXHIBIT E Trustee's Certificate as to Mortgage Files

EXHIBIT F Form of Initial Certification of Trustee

EXHIBIT G Form of Final Certification of Trustee

EXHIBIT H Form of Request for Release of Mortgage Files

EXHIBIT I Form of Transfer Affidavit and Agreement

EXHIBIT J Form of Certificate to Be Delivered by Transferring Holder

EXHIBIT K Form of ERISA Investment Representation Letter

EXHIBIT L Form of Officer's Certificate of the Transferor: Prepaid Loans

EXHIBIT M Form of Transferee's Letter

            This Pooling and Servicing Agreement, relating to _______ Home Equity Trust 200_ - _ (the "Trust"), dated as of __________, 200_ by and among [________________________________], as depositor of the Trust (the "Depositor"),
__________________, as Transferor (the "Transferor"), ____________________, as
Master Servicer, (the "Master Servicer"), and ____________________, in its capacity as trustee (the "Trustee").


                              W I T N E S S E T H:
                              -------------------

            WHEREAS, the Depositor wishes to establish a trust which provides for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

            WHEREAS, the Master Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the trust estate;

            WHEREAS, ____________________, is willing to serve in the capacity of Trustee hereunder; and

            [WHEREAS, ____________________ (the "Certificate Insurer") is intended to be a third-party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.]

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Transferor, the Master Servicer and the Trustee hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1 Certain Defined Terms. Whenever used herein the following words and phrases, unless the context otherwise requires, shall have the following meanings.

      "Accepted Servicing Practices" shall mean the Master Servicer's normal servicing practices in servicing and administering mortgage loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located and will give due consideration to [the Certificate Insurer's and] the Certificateholders' reliance on the Master Servicer.

      "Account" shall mean any Eligible Account established hereunder.

      "Accrual Period" shall mean (i) with respect to the Class A-1 Certificates and any Remittance Date, the period commencing on the immediately preceding Remittance Date or, in the case of the first Remittance Date, the Closing Date, and ending on the day preceding such

Remittance Date and (ii) with respect to the Certificates other than the Class A-1 Certificates and any Remittance Date, the period commencing on the ___ day of the month immediately preceding the month in which such Remittance Date occurs and ending on the last day of the month immediately preceding the month in which such Remittance Date occurs.

            "Adverse Remic Event" shall have the meaning set forth in Section 5.1(c).

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "Control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

            "Agreement" shall mean this Pooling and Servicing Agreement, including the Exhibits hereto, as amended or supplemented from time to time in accordance herewith.

            "Aggregate Principal Balance" shall mean the aggregated sum of the Principal Balances of each of the Mortgage Loans as of any date of determination.

            "Appraised Value" shall mean the appraised value of any Mortgaged Property, based upon the appraisal or other property valuation made at the time the related Mortgage Loan is originated; provided that if no such appraisal was required to be made in accordance with the Underwriting Guidelines, Appraised Value shall mean the stated value of the Mortgaged Property as set forth in the loan application submitted by the related Mortgagor.

            "Assignment Of Mortgage" shall mean, with respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument (which may be in blank) sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

            "Authorized Denominations" shall mean, in the case of the Class A Certificates, $1,000 or integral multiples of $1,000 in excess thereof; provided, however, that one Class A-1 Certificate, one Class A-2 Certificate, one Class A-3 Certificate, one Class A-4 Certificate and one Class A-5 Certificate each is issuable in a denomination equal to an amount less than $1,000 such that the aggregate denomination of all Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates or Class A-5 Certificates, as the case may be, shall be equal to the applicable Original Class A-1 Principal Balance, Original Class A-2 Principal Balance, Original Class A-3 Principal Balance, Original Class A-4 Principal Balance or Original Class A-5 Principal Balance.

            "Available Amount" shall mean for any Remittance Date, the (i) the Master Servicer Remittance Amount for such Remittance Date minus (ii) the Proportional Share of the Trustee Fee [and the Certificate Insurance Premium Amount].

            "Base Principal Distribution Amount" shall mean, with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates for any Remittance Date, (A) the sum of the amounts referred to in clauses (i),
(ii), (iii), (iv), (vi) and (vii) of clause (b) of the definition of Principal Distribution Amount for such Remittance Date minus (B) any Overcollateralization Release Amount and such Remittance Date.

            "Business Day" shall mean any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

            "Cercla" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

            "Certificate" shall mean any Series 200_ - _ Class A Certificate or Series 200_ - _ Class R Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee.

            "Certificate Account" shall mean the Certificate Account established in accordance with Section 6.1(a) hereof and maintained by the Trustee.

            "Certificateholder" shall mean, except as provided in Article X, each Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent (except any consent required to be obtained pursuant to Section 10.2), waiver, requestor demand pursuant to this Agreement, any Certificate registered in the name of the Master Servicer or any Subservicer or the Transferor, or any Affiliate of any of them, shall be deemed not to be outstanding and the undivided interest in the Trust Fund evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. For purposes of any consent, waiver, request or demand of Certificateholders pursuant to this Agreement, upon the Trustee's request, the Master Servicer and the Transferor shall provide to the Trustee a notice identifying any of their respective Affiliates or the Affiliates of any Subservicer that is a Certificateholder as of the date(s) specified by the Trustee in such request. [Any Certificates on which payments are made under the Certificate Insurance Policy shall be deemed to be outstanding and held by the Certificate Insurer to the extent of such payment.]

            ["Certificate Insurance Policy" shall mean the certificate guaranty insurance policy no. _________, and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Class A Certificateholders, a copy of which is attached hereto as Exhibit A.]

            ["Certificate Insurance Premium Amount" shall mean the product of the Premium Percentage and the Certificate Principal Balance for the related Remittance Date.]

            ["Certificate Insurer" shall mean __________________________, a
_______________ organized and created under the laws of the State of __________, and any successors thereto.

            ["Certificate Insurer Default" shall mean the existence and continuance of any of the following: (i) a failure by the Certificate Insurer to make a payment required under a Certificate Insurance Policy in accordance with its terms; (ii) the entry of a decree or order of a court or agency having jurisdiction in respect of the Certificate Insurer in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law appointing a conservator or receiver or liquidator or other similar official of the Certificate Insurer or of any substantial part of its property, or the entering of an order for the winding up or liquidation of the affairs of the Certificate Insurer and the continuance of any such decree or order undischarged or unstayed and in force for a period of 90 consecutive days;
(iii) the Certificate Insurer shall consent to the appointment of a conservator or receiver or liquidator or other similar proceedings or of relating to the Certificate Insurer or of or relating to all or substantially all of its property; or (iv) the Certificate Insurer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.]

            "Certificate Principal Balance" shall mean the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Class A-5 Principal Balance.

            "Certificate Register" shall have the meaning described in Section 4.2(a).

            "Civil Relief Act" shall mean the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            "Class" shall mean any designated Class of Certificates of this Series or of any new Series issued hereunder.

            "Class A Certificate" shall mean any Class A-1 Certificate, any Class A-2 Certificate, any Class A-3 Certificate, any Class A-4 Certificate or any Class A-5 Certificate.

            "Class A Certificateholder" shall mean a Holder of a Class A-1 Certificate, a Class A-2 Certificate, a Class A-3 Certificate, a Class A-4 Certificate or a Class A-5 Certificate.

            "Class A-1 Certificate" shall mean any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

            "Class A-1 Certificateholder" shall mean a Holder of a Class A-1 Certificate.

            "Class A-1 Distribution Amount" shall mean, with respect to the Class A-1 Certificates for any Remittance Date, the amount distributed to the Holders of the Class A-1 Certificates on such Remittance Date pursuant to Sections 6.5(a)(iv), (v), (vi) and (viii) and 6.5(b)(vi) hereof.

            "Class A-1 Final Scheduled Maturity Date" shall mean the ________, 20__ Remittance Date.

            "Class A-1 Interest Distribution Amount" shall mean, with respect to the Class A-1 Certificates for any Remittance Date an amount equal to the aggregate of interest accrued at the Class A-1 Pass-Through Rate during the Accrual Period on the Class A-1 Principal Balance excluding (i) any Mortgage Loan Interest Shortfall and (ii) any reductions in interest resulting from the application of the Civil Relief Act, in each case allocable to the Class A-1 Certificates and as of such Remittance Date.

            "Class A-1 Pass-Through Rate" with respect to any Remittance Date, will be equal to a per annum rate (calculated on the basis of actual days elapsed divided by 360) equal to the lesser of (i) the sum of (a) LIBOR on the Interest Determination Date plus (b) ____% per annum and (ii) the Weighted Average Rate Cap.

            "Class A-1 Principal Balance" shall mean, as of any date of determination, the Original Class A-1 Principal Balance less any Principal Distribution Amount distributed on the Class A-1 Certificates on all prior Remittance Dates.

            "Class A-2 Certificate" shall mean any Certificate designated as a "Class A-2 Certificate" on the face thereof, in the form of Exhibit B-2 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

            "Class A-2 Certificateholder" shall mean a Holder of a Class A-2 Certificate.

            "Class A-2 Distribution Amount" shall mean, with respect to the Class A-2 Certificates for any Remittance Date, the amount distributed to the Holders of the Class A-2 Certificates on such Remittance Date pursuant Sections 6.5(a)(iv), (v), (vi) and (viii) and 6.5(b)(vi) hereof.

            "Class A-2 Final Scheduled Maturity Date" shall mean the __________, 20__ Remittance Date.

            "Class A-2 Interest Distribution Amount" shall mean, with respect to the Class A-2 Certificates for any Remittance Date an amount equal to the aggregate of interest accrued at the Class A-2 Pass-Through Rate during the Accrual Period on the Class A-2 Principal Balance excluding (i) any Mortgage Loan Interest Shortfall and (ii) any reductions in interest resulting from the application of the Civil Relief Act, in each case allocable to the Class A-2 Certificates and as of such Remittance Date.

            "Class A-2 Pass-Through Rate" with respect to any Remittance Date, will be equal to a ____% per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days).

            "Class A-2 Principal Balance" shall mean, as of any date of determination, the Original Class A-2 Principal Balance less any Principal Distribution Amount distributed on the Class A-2 Certificates on all prior Remittance Dates.

            "Class A-3 Certificate" shall mean any Certificate designated as a "Class A-3 Certificate" on the face thereof, in the form of Exhibit B-3 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

            "Class A-3 Certificateholder" shall mean a Holder of a Class A-3 Certificate.

            "Class A-3 Distribution Amount" shall mean, with respect to the Class A-3 Certificates for any Remittance Date, the amount distributed to the Holders of the Class A-3 Certificates on such Remittance Date pursuant to Sections 6.5(a)(iv), (v), (vi) and (viii) and 6.5(b)(vi) hereof.

            "Class A-3 Final Scheduled Maturity Date" shall mean the __________, 20__ Remittance Date.

            "Class A-3 Interest Distribution Amount" shall mean, with respect to the Class A-3 Certificates for any Remittance Date an amount equal to the aggregate of interest accrued at the Class A-3 Pass-Through Rate during the Accrual Period on the Class A-3 Principal Balance excluding (i) any Mortgage Loan Interest Shortfall and (ii) any reductions in interest resulting from the application of the Civil Relief Act, in each case allocable to the Class A-3 Certificates and as of such Remittance Date.

            "Class A-3 Pass-Through Rate" with respect to any Remittance Date, will be equal to a ____% per annum rate (calculated on the basis of an assumed month of 30 days and an assumed year of 360 days).

            "Class A-3 Principal Balance" shall mean, as of any date of determination, the Original Class A-3 Principal Balance less any Principal Distribution Amounts distributed on the Class A-3 Certificates on all prior Remittance Dates.

            "Class A-4 Certificate" shall mean any Certificate designated as a "Class A-4 Certificate" on the face thereof, in the form of Exhibit B-4 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

            "Class A-4 Certificateholder" shall mean a Holder of a Class A-4 Certificate.

            "Class A-4 Distribution Amount" shall mean, with respect to the Class A-4 Certificates for any Remittance Date, the amount distributed to the Holders of the Class A-4 Certificates on such Remittance Date pursuant Sections 6.5(a)(iv), (v), (vi) and (viii) and 6.5(b)(vi) hereof.

            "Class A-4 Final Scheduled Maturity Date" shall mean the ________, 20__ Remittance Date.

            "Class A-4 Interest Distribution Amount" shall mean, with respect to the Class A-4 Certificates for any Remittance Date an amount equal to the aggregate of interest accrued at the Class A-4 Pass-Through Rate during the Accrual Period on the Class A-4 Principal Balance excluding (i) any Mortgage Loan Interest Shortfall and (ii) any reductions in interest resulting from the application of the Civil Relief Act, in each case allocable to the Class A-4 Certificates and as of such Remittance Date.

            "Class A-4 Pass-Through Rate" with respect to any Remittance Date prior to the Optional Termination Date, will be equal to a ____% per annum rate and with respect to any other Remittance Date, will be equal to a ____% per annum rate (in each case calculated on the basis of an assumed month of 30 days and an assumed year of 360 days).

            "Class A-4 Principal Balance" shall mean, as of any date of determination, the Original Class A-4 Principal Balance less any Principal Distribution Amounts distributed on the Class A-4 Certificates on all prior Remittance Dates.

            "Class A-5 Base Principal Distribution Amount" shall mean, with respect to the Class A-5 Certificates for any Remittance Date, (A) the sum of the amounts referred to in clauses (i), (ii), (iii), (iv), (vi) and (vii) of clause (b) of the definition of Class A-5 Principal Distribution Amount for such Remittance Date minus (B) any Overcollateralization Release Amount for such Remittance Date.

            "Class A-5 Certificate" shall mean any Certificate designated as a "Class A-5 Certificate" on the face thereof, in the form of Exhibit B-5 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

            "Class A-5 Certificateholder" shall mean a Holder of a Class A-5 Certificate.

            "Class A-5 Distribution Amount" shall mean, with respect to the Class A-5 Certificates for any Remittance Date, the amount distributed to the Holders of the Class A-5 Certificates on such Remittance Date pursuant to Sections 6.5(a)(vi) and 6.5(b)(iv), (v), (vi) and (viii) hereof.

            "Class A-5 Final Scheduled Maturity Date" shall mean the ________, 20__ Remittance Date.

            "Class A-5 Interest Distribution Amount" shall mean, with respect to the Class A-5 Certificates for any Remittance Date an amount equal to the aggregate of interest accrued at the Class A-5 Pass-Through Rate during the Accrual Period on the Class A-5 Principal Balance excluding (i) any Mortgage Loan Interest Shortfall and (ii) any reductions in interest resulting from the application of the Civil Relief Act, in each case allocable to the Class A-5 Certificates and as of such Remittance Date.

            "Class A-5 Pass-Through Rate" with respect to any Remittance Date prior to the Optional Termination Date, will be equal to a ____% per annum rate and with respect to any other Remittance Date, will be equal to a ____% per annum rate (in each case calculated on the basis of an assumed month of 30 days and an assumed year of 360 days).

            "Class A-5 Principal Balance" shall mean, as of any date of determination, the Original Class A-5 Principal Balance less any Class A-5 Principal Distribution Amounts distributed on the Class A-5 Certificates on all prior Remittance Dates.

            "Class A-5 Principal Distribution Amount" shall mean, with respect to the Class A-5 Certificates for any Remittance Date, the lesser of:

            (a) the excess of (1) the sum of the Available Amount, any Excess Spread and the applicable portion of any Insured Payment over (2) the Class A-5 Interest Distribution Amount; and

            (b) the sum, without duplication, of:

            (i) that portion of all scheduled installments of principal in respect of the Mortgage Loans which is received (or advanced) during the related Due Period together with all unscheduled recoveries of principal (including Principal Prepayments, Curtailments and Deficient Valuations) on such Mortgage Loans actually collected by the Master Servicer during the prior calendar month;

            (ii) the Principal Balance of each Mortgage Loan that either was, effective on such Remittance Date, repurchased by the Transferor or by the Depositor or purchased by the Master Servicer during the preceding Due Period, but only to the extent the amount equal to such Principal Balance is actually received by the Trustee;

            (iii) any Substitution Adjustment amounts delivered by the Depositor on the related Remittance Date in connection with a substitution of a Mortgage Loan, to the extent such Substitution Adjustments are actually received by the Trustee;

            (iv) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the prior calendar month, the Principal Balance of such Mortgage Loan immediately prior to the time when such Mortgage Loan became a Liquidated Mortgage Loan;

            (v) any Overcollateralization Increase Amount;

            (vi) to the extent of any Subordination Deficit the excess, if any of the Class A-5 Principal Balance over the aggregate Principal Balance of the Mortgage Loans;

            (vii) the portion of the proceeds relating to the Mortgage Loans received by the Trust Fund following any termination of the 200_ - _ REMIC carried out in accordance with a plan of complete liquidation pursuant to
Section 8.2 hereof or pursuant to the optional termination of either of the Trust Fund or the 200_ - _ REMIC by either the Master Servicer [or Certificate Insurer] in accordance with Section 8.1 hereof, up to the then outstanding Class A-5 Principal Balance; minus

            (viii) any Overcollateralization Release Amount.

            "Class R Certificate" shall mean any Certificate denominated as a Class R Certificate and subordinate to the Class A Certificates in right of payment to the extent set forth herein, which Certificate shall be in the form of Exhibit B-6 hereto.

            "Class R Certificateholder" shall mean a Holder of a Class R Certificate.

            "Closing Date" shall mean __________, 200_.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Collection Account" shall mean the Eligible Account established and maintained by the Master Servicer for the benefit of the Certificateholders [and the Certificate Insurer] pursuant to Section 5.3(a) hereof.

            "Combined Loan-To-Value Ratio" shall mean with respect to any Mortgage Loan, (i) the sum of (x) the outstanding principal balance of any mortgage loan senior to such Mortgage Loan and secured by the related Mortgaged Property as of the date of origination of the related Mortgage Loan, plus (y) the Principal Balance of the related Mortgage Loan as of the Cut-Off Date, divided by (ii) the Appraised Value of such Mortgaged Property.

            "Commission" shall mean the Securities and Exchange Commission.

            "Compensating Interest" shall have the meaning defined in Section
6.9 hereof.

            "Curtailment" shall mean, with respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Due Period and which is neither intended to satisfy the Mortgage Loan in full, intended as an advance payment of an amount due in a subsequent Due Period, nor intended to cure a delinquency.

            "Custodian" shall have the meaning defined in Section 2.2(c).

            "Cut-Off Date" shall mean the close of business on __________, 200_.

            "Debt Service Reduction" shall mean, with respect to any Mortgage Loan, a reduction by a court of competent jurisdiction of the Monthly Payment due on such Mortgage Loan in a proceeding under the Bankruptcy Code, except such a reduction that constitutes a Deficient Valuation or a permanent forgiveness of principal.

            "Deficient Valuation" shall mean, with respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

            "Deleted Mortgage Loan" shall mean a Mortgage Loan replaced by a Qualified Substitute Mortgage Loan or repurchased pursuant to Sections 2.4(c) or
3.3 hereof.

            "Delinquent," a Mortgage Loan is "Delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

            "Depositor" shall mean [________________________________] and any successor thereto.

            "Depository" shall mean the Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

            "Determination Date" shall mean the third Business Day prior to the Remittance Date.

            "Direct Participant" shall mean any broker-dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depositary.

            "Disqualified Organization" shall mean any of (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), or cooperatives engaged in furnishing electric energy, or providing telephone service, to persons in rural areas as described in Section 1381(a)(2)(C) of the Code and (iv) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee that the holding of an ownership interest in a Class R Certificate by such Person may cause the 200_ - _ REMIC or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. The terms "United States", "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code.

            "Due Date" shall mean, with respect to any Mortgage Loan, the day of the month upon which payment is due from the related Mortgagor under the terms of the related Mortgage Note.

            "Due Period" shall mean, with respect to each Remittance Date, the period beginning on the opening of business on the first day of the calendar month preceding the calendar month in which such Remittance Date occurs, and ending at the close of business on the last day of the calendar month preceding the calendar month in which such Remittance Date occurs.

            "Eligible Account" shall mean either (i) a segregated trust account or accounts maintained with a depositary institution which is acceptable to the Certificate Insurer and to each Rating Agency, which institution shall be the Bank of the West until notice to the contrary is given to the Master Servicer by the Certificate Insurer and such trust account shall be held in (a) the corporate trust account department of such depositary institution or (b) an institution with capital and surplus of not less than $50,000,000, and a minimum unsecured debt rating of ___ by ____ or ____ by __________; or (ii) an account or accounts maintained with an institution acceptable to the Certificate Insurer and whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which institution shall be rated ___ or better by ___ and ___ or better by _______ and the highest short-term rating by _______ and
_______, and which is (a) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws institution (including the Trustee), (d) a principal subsidiary of a bank holding company, or (e) approved in writing by [the Certificate Insurer,] _____ and _____, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity.

            "ERISA" shall have the meaning defined in Section 4.2(i)(x) hereof.

            "Event Of Default" shall have the meaning described in Section 7.1.

            "Excess Spread" shall mean the excess, if any, of the Available Amount over the sum of the Class A-1 Interest Distribution Amount, the Class A-2 Interest Distribution Amount, the Class A-3 Interest Distribution Amount, the Class A-4 Interest Distribution Amount, the Class A-5 Interest Distribution Amount and the Base Principal Distribution Amount.

            "FDIC" shall mean the Federal Deposit Insurance Corporation and any successor thereto.

            "FHLMC" shall mean the Federal Home Loan Mortgage Corporation and any successor thereto.

            "FNMA" shall mean the Federal National Mortgage Association and any successor thereto.

            "Foreclosure Profits" shall mean, as to any Remittance Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such Remittance Date over (ii) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Mortgage Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid pursuant to Section 5.12) to the first day of the month following the month in which such Mortgage Loan became a Liquidated Mortgage Loan.

            "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemical wastes or substances, including, without limitation, those identified pursuant to CERCLA or any other federal, state or local environmental related laws now existing or hereafter enacted.

            "Holder" shall mean each Person in whose name a Certificate is registered in the Certificate Register, except that solely for the purposes of giving any consent (except any consent required to be obtained pursuant to Section 10.2), waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Master Servicer or any Subservicer or the Transferor, or any Affiliate of any of them, shall be deemed not to be outstanding and in the case of any Certificate, the undivided interest in the Trust Fund evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained.

            "Indirect Participant" shall mean any financial institution for who many Direct Participant holds an interest in a Class A Certificate.

            "Insurance Agreement" shall mean that certain agreement between [the Certificate Insurer], the Depositor, the Transferor, the Master Servicer, ____________________, as Originator and the Trustee dated as of ___________, 200_.

            "Insurance Proceeds" shall mean proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with Accepted Servicing Practices. "Insurance Proceeds" do not include "Insured Payments."

            ["Insured Payment" shall have the meaning assigned thereto in the Certificate Insurance Policy.]

            "Interest Collections" shall mean all amounts (including, without limitation, Monthly Payments (or Periodic Advances in respect thereof) and Liquidation Proceeds) collected on any Mortgage Loan allocable to interest pursuant to the terms of the related Mortgage Note, or if no provision for allocation is made therein, pursuant to the terms hereof.

            "Interest Determination Date" shall mean, with respect to any Accrual Period applicable to the Class A-1 Certificates, the second LIBOR Business Day preceding the first day of such Accrual Period.

            "Interest Distribution Amount" shall mean for any Remittance Date, the sum of the Class A-1 Interest Distribution Amount, the Class A-2 Interest Distribution Amount, the Class A-3 Interest Distribution Amount and the Class A-4 Interest Distribution Amount.

            "Late Payment Rate" shall have the meaning assigned thereto in the Certificate Insurance Agreement.

            "LIBOR" shall mean, for any Interest Period other than the first Interest Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period. With respect to the first Interest Period, "LIBOR" shall mean the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Remittance Date.

            The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1 Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee.

            "LIBOR Business Day" shall mean any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

            "Lien" means any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), claim, charge, preference, priority, right, interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financial statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

            "Liquidated Loan Loss" shall mean, with respect to any Remittance Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Mortgage Loan in the Due Period prior to such Remittance Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Mortgage Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month in which such Mortgage Loan became a Liquidated Mortgage Loan, over (ii) Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan.

            "Liquidated Mortgage Loan" shall mean a Mortgage Loan (i) with respect to which the related Mortgaged Property has been acquired, liquidated and/or foreclosed upon by the Master Servicer or (ii) which the Master Servicer has elected to write down the outstanding Principal Balance of such Mortgage Loan that has been delinquent for a period equal to or greater than 270 days to zero and, in either case, with respect to which the Master Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            "Liquidation Expenses" shall mean expenses incurred by the Master Servicer in connection with the liquidation of any defaulted Mortgage Loan, REO Mortgage Loan or REO Property (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed amount expended by the Master Servicer pursuant to Sections 5.5, 5.6 and 5.12 respecting the related Mortgage Loan and any unreimbursed expenditures for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            "Liquidation Proceeds" shall mean amounts received (or, in the case of Liquidated Mortgage Loans written-down by the Master Servicer, amounts deposited) by the Master Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted or written-down Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            "Loan Repurchase Price" shall have the meaning defined in Section 2.4(c).

            "Majority Certificateholders" shall mean the Holder or Holders of Class A Certificates evidencing an undivided beneficial ownership interest in the Class A Certificates in excess of 50% in the aggregate.

            "Master Servicer" shall mean ___________________, an ______________
_____, or any successor appointed as herein provided.

            "Master Servicer Account" shall mean the account created and maintained pursuant to Section 5.7.

            "Master Servicer Employees" shall have the meaning as defined in
Section 5.8 hereof.

            "Master Servicer Remittance Amount" shall mean, with respect to any Determination Date, an amount equal to the sum of (i) all unscheduled collections of principal and interest on the Mortgage Loans (including Principal Prepayments and any prepayment penalties received in connection with such Principal Prepayments or Curtailments, Net REO Proceeds and Net Liquidation Proceeds, if any, and any amounts deposited in the Collection Account or Certificate Account in connection with are purchase of the Mortgage Loans) collected by the Master Servicer during the Due Period and all scheduled Monthly Payments due on the Mortgage Loans on the Due Date and received by the Master Servicer on or prior to the _____ Business Day preceding the related Determination Date, plus (ii) all Periodic Advances made by the Master Servicer with respect to payments due to be received on the Mortgage Loans on the related Due Date plus (iii) the amount of Compensating Interest due with respect to Mortgage Loans with respect to the related Due Period, plus (iv) any other amounts required to be placed in the Collection Account with respect to Mortgage Loans by the Master Servicer pursuant to this Pooling and Servicing Agreement but excluding, without duplication, the following:

            (a) amounts received on a particular Mortgage as late payments of principal or interest and respecting which the Master Servicer has previously made an unreimbursed Periodic Advance;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent the Servicing Fee;

            (d) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee;

            (e) all income from Permitted Investments that is held in the Collection Account for the account of the Master Servicer;

            (f) all amounts in respect of late fees, assumption fees, fees associated with prepayments other than prepayment penalties, demand statement fees, reconveyance and recording fees and other service related fees;

            (g) all other amounts which are explicitly reimbursable to the Master Servicer hereunder with respect to the Mortgage Loans, including (1) as provided in Section 5.4 hereof; and (2) any unreimbursed and accrued Liquidation Expenses; and

            (h) the portion of Net Foreclosure Profits representing any unpaid Servicing Fee.

            "Master Servicer Termination Delinquency Rate Trigger" shall have the meaning assigned thereto in the Insurance Agreement.

            "Master Servicer Termination Loss Trigger" shall have the meaning assigned thereto in the [Insurance Agreement.]

            "Maturity Date" shall mean the latest possible maturity date as defined in Section 1.860G-1(a)(4)(iii) of the proposed Treasury regulations, by which the Certificates representing a regular interest in the 200_ - _ REMIC would be reduced to zero as determined under a hypothetical scenario that assumes, among other things, that (i) scheduled interest and principal payments on the Mortgage Loans are received in a timely manner, with no delinquencies or losses, (ii) there are no principal prepayments on the Mortgage Loans, (iii) the Transferor and the Master Servicer will not repurchase any Mortgage Loan and neither the Transferor, the Master Servicer [nor the Certificate Insurer] will exercise its option to purchase the Mortgage Loans and thereby cause a termination of the 200_ - _ REMIC, and (iv) certain of the Mortgage Loans have an original term to maturity of up to 360 months and, on a latest maturing loan basis, a remaining term to maturity of up to 360 months.

            "Monthly Payment" shall mean, as to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the scheduled payment of principal and interest due thereon by such Due Date (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than Deficient Valuations or similar proceeding or any moratorium or similar waiver or grace period).

            "Mortgage" shall mean the mortgage, deed of trust or other instrument creating a lien on the Mortgaged Property to secure the Mortgage Loan.

            "Mortgage Documents" shall mean the documents described in Section
2.3 hereof or on Exhibit C required to be contained in a Mortgage File.

            "Mortgage File" shall include the Mortgage Loan documents described in Section 2.3 hereof and such documents as are applicable from those listed on Exhibit C attached hereto.

            "Mortgage Interest Rate" shall mean, as to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note.

            "Mortgage Loan" shall mean (i) each fixed rate, closed end mortgage loan identified on the Mortgage Loan Schedule on the Closing Date secured by alien on the related Mortgaged Property, (ii) any additional fixed rate, closed end mortgage loans identified on the Mortgage Loan Schedule after the Closing Date, as such schedule is amended and supplemented from time to time to reflect the deletion of the Deleted Mortgage Loans and the substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans, (iii) each Mortgage Note evidencing any loan referred to in (i) or (ii) above, including all amounts now or hereafter due under such Mortgage Notes, whether relating to such loans or other loans which may be made from time to time, and (iv) the related Mortgage. Unless otherwise clearly indicated by the context, Mortgage Loan shall be deemed to refer to the related REO Mortgage Loan and REO Property.

            "Mortgage Loan Interest Shortfall" shall mean, with respect to any Remittance Date, as to any Mortgage Loan, any Prepayment Interest Shortfall for which no payment of Compensating Interest is paid.

            "Mortgage Loan Sale Agreement" shall mean the Mortgage Loan Sale Agreement dated as of __________, 200_, between ____________________, as seller thereunder, and ____________________, as purchaser thereunder, as such agreement may be amended, modified or supplemented from time to time.

            "Mortgage Loan Schedule" shall mean the list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Fund and attached hereto as Exhibit D (and also provided to the Certificate Insurer and the Trustee on a computer readable magnetic tape or disk). The Mortgage Loan Schedule shall set forth at a minimum the following information as to each Mortgage Loan:

            (a) the Mortgage Loan identifying number;

            (b) the Principal Balance of the Mortgage Loan;

            (c) the city, state and ZIP code of the Mortgaged Property;

            (d) the type of property;

            (e) the current Monthly Payment as of the Cut-Off Date;

            (f) the original number of months to maturity;

            (g) the scheduled maturity date;

            (h) the Combined Loan-to-Value Ratio as of the Cut-Off Date;

            (i) the Mortgage Interest Rate as of the Cut-Off Date;

            (j) the Appraised Value;

            (k) the documentation type (as described in the Underwriting

            Guidelines); and

            (l) the loan classification (as described in the Underwriting Guidelines).

            Such "Mortgage Loan Schedule" may consist of multiple reports that collectively set forth all of the information required, including the aggregate number of Mortgage Loans and the Aggregate Principal Balance as of the Cut-Off Date. In addition, a summary of the information regarding the Mortgage Loans shall be included as a part of the Mortgage Loan Schedule which summary shall include such consolidated and aggregated information as may be requested by the Trustee [or the Certificate Insurer] from time to time.

            "Mortgage Note" shall mean the original, executed note, loan agreement or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            "Mortgaged Property" shall mean the underlying property securing a Mortgage Loan, consisting of a fee simple estate in a single parcel of land improved by a Residential Dwelling.

            "Mortgaged Property State" shall mean any state in which any Mortgaged Property is located.

            "Mortgagor" shall mean the obligor on a Mortgage Note.

            "Net Foreclosure Profits" shall mean, as to any Remittance Date, the excess, if any, of (i) the aggregate Foreclosure Profits for such Remittance Date, over (ii) the Liquidated Loan Loss for such Remittance Date.

            "Net Liquidation Proceeds" shall mean, as to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Periodic Advances made by the Master Servicer. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            "Net REO Proceeds" shall mean, as to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Master Servicer.

            "200_ - _Remic" shall mean the segregated pool of assets in the Trust Fund, consisting of: (i) the Mortgage Loans which are from time to time subject to this Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof, (ii) such assets as from time to time are identified as REO Property of the 200_ - _ REMIC and collections thereon and proceeds thereof, (iii) assets deposited in the Certificate Account including any such amounts on deposit in the Certificate Account invested in Permitted Investments, (iv) the Trustee's rights with respect to the Mortgage Loans under all insurance policies [(other than the Certificate Insurance Policy)] required to be maintained pursuant to this Agreement and any Insurance Proceeds, (v) Liquidation Proceeds, and (vi) Released Mortgaged Property Proceeds.

            "Nonrecoverable Advance" shall mean, with respect to any Mortgage Loan, (i) any Periodic Advance previously made and not reimbursed from late collections pursuant to Section 5.4(b), or (ii) a Periodic Advance proposed to be made in respect of a Mortgage Loan or REO Property either of which, in the good faith business judgment of the Master Servicer, as evidenced by an Officer's Certificate delivered to [the Certificate Insurer and] the Trustee no later than the Business Day following such determination, would not be ultimately recoverable pursuant to Section 5.4.

            "Non-United States Person" shall mean any Person other than a United States Person.

            "Officer's Certificate" shall mean a certificate signed by the Chairman of the Board, the President or a Vice President and the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Transferor and/or the Master Servicer, or the Depositor, as required by this Agreement.

            "Opinion Of Counsel" shall mean a written opinion of counsel, who may, without limitation, be counsel for the Transferor, the Master Servicer, the Trustee, a Certificateholder or a Certificateholder's prospective transferee [or the Certificate Insurer] (including, except as otherwise provided herein, in-house counsel) reasonably acceptable to each addressee of such opinion and experienced in matters relating to the subject of such opinion; except that any opinion of counsel relating to (i) the qualification of the 200_ - _ REMIC as a REMIC, or (ii) compliance with the REMIC Provisions must bean opinion of counsel who (a) is in fact independent of the Transferor, the Master Servicer and the Trustee, (b) does not have any direct financial interest or any material indirect financial interest in the Transferor or the Master Servicer or the Trustee or in an Affiliate thereof, (c) is not connected with the Transferor or the Master Servicer or the Trustee as an officer, employee, director or person performing similar functions, [and (d) is reasonably acceptable to the Certificate Insurer.] [The Certificate Insurer shall be an addressee on each Opinion of Counsel relating to, or otherwise affecting, the Series 200_ - _ Certificates].

            "Optional Termination Date" shall mean the first date upon which the Aggregate Principal Balance is less than __% of the Aggregate Principal Balance as of the Cut-Off Date.

            "Original Class A-1 Principal Balance" shall mean, as of the Startup Date and as to the Class A-1 Certificates, $__________.

            "Original Class A-2 Principal Balance" shall mean, as of the Startup Date and as to the Class A-2 Certificates, $__________.

            "Original Class A-3 Principal Balance" shall mean, as of the Startup Date and as to the Class A-3 Certificates, $__________.

            "Original Class A-4 Principal Balance" shall mean, as of the Startup Date and as to the Class A-4 Certificates, $__________.

            "Original Class A-5 Principal Balance" shall mean, as of the Startup Date and as to the Class A-1 Certificates, $__________.

            "Originator" shall mean _____________________, a __________________.

            "Outstanding Mortgage Loan" shall mean, as to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which has not been paid in full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not repurchased by the Transferor prior to such Due Date pursuant to Sections 2.4 or 3.3.

            "Overcollateralization Amount" shall mean, with respect to any Remittance Date, the excess, if any, of (i) the aggregate Principal Balance of all Mortgage Loans as of the close of business on the last day of the related Due Period over (ii) (a) the sum of the Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance, Class A-4 Principal Balance and the Class A-5 Principal Balance as of such Remittance Date (after taking into account Class A-5 Principal Distribution Amount, other than the Overcollateralization Increase Amount, for such Remittance Date).

            ["Overcollateralization Deficiency Amount" shall mean, with respect to any date of determination, the excess, if any, of the Overcollateralization Target Amount over the Overcollateralization Amount.

            "Overcollateralization Increase Amount" shall mean the lesser of (i) the related Excess Spread and (ii) the related Overcollateralization Deficiency Amount.

            "Overcollateralization Target Amount" shall have the meaning assigned thereto in the Insurance Agreement.

            Notwithstanding the above, the Certificate Insurer may, in its sole discretion, modify the definition of Overcollateralization Target Amount. The Trustee and the Rating Agencies shall be notified in writing of such modification prior to the related Remittance Date and any such modification shall not result in a downgrading of the then-current ratings of any Class A Certificate without regard to the Certificate Insurance Policy.]

            "Owner-Occupied Mortgaged Property" shall mean a Residential Dwelling as to which (i) the related Mortgagor represented an intent to occupy as such Mortgagor's primary, secondary or vacation residence at the origination of the Mortgage Loan, and (ii) the Transferor has no actual knowledge that such Residential Dwelling is not so occupied.

            "Ownership Interest" shall mean, as to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Percentage Interest" shall mean, with respect to a Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate, Class A-4 Certificate or Class A-5 Certificate, the portion of the total beneficial ownership interest in the Mortgage Loans evidenced by such Certificate, expressed as a percentage rounded to four decimal places, equal to a fraction the numerator of which is the original denomination of such Certificate and the denominator of which is the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance or the Original Class A-4 Principal Balance as applicable.

With respect to a Class R Certificate, the portion evidenced thereby as stated on the face of such Certificate.

            "Periodic Advance" shall mean the aggregate of the advances required to be made by the Master Servicer on any Determination Date pursuant to Section
5.20 hereof, the amount of any such advances being equal to the sum of: (i) all Monthly Payments (net of the related Servicing Fee and any amount excluded from the Master Servicer Remittance Amount pursuant to clauses (a) -(h) of the definition of "Master Servicer Remittance Amount") on the Mortgage Loans that are not received by the Master Servicer as of the close of business on the second Business Day preceding the related Determination Date and have not been determined by the Master Servicer to be Nonrecoverable Advances, plus (ii) with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of (a) interest on the Principal Balance of the related REO Mortgage Loan at the related Mortgage Interest Rate, net of the Servicing Fee, for the most recently ended Due Period for the related Mortgage Loan over (b) the net income from the REO Property transferred to the Certificate Account for such Remittance Date.

            "Principal Distribution Amount" shall mean, with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, for any Remittance Date, the lesser of:

            (a) the excess of (1) the sum of the Available Amount, any Excess Spread and the applicable portion of any Insured Payment over (2) the Interest Distribution Amount; and

            (b) the sum, without duplication, of:

            (i) that portion of all scheduled installments of principal in respect of the Mortgage Loans which is received (or advanced) during the related Due Period together with all unscheduled recoveries of principal (including Principal Prepayments, Curtailments and Deficient Valuations) on such Mortgage Loans actually collected by the Master Servicer during the prior calendar month,

            (ii) the Principal Balance of each Mortgage Loan that either was, effective on such Remittance Date, repurchased by the Transferor or by the Depositor or purchased by the Master Servicer during the preceding Due Period, but only to the extent the amount equal to such Principal Balance is actually received by the Trustee,

            (iii) any Substitution Adjustment amounts delivered by the Depositor on the related Remittance Date in connection with a substitution of a Mortgage Loan, to the extent such Substitution Adjustments are actually received by the Trustee,

            (iv) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the prior calendar month, the Principal Balance of such Mortgage Loan immediately prior to the time when such Mortgage Loan became a Liquidated Mortgage Loan,

            (v) any Overcollateralization Increase Amount,

            (vi) to the extent of any Subordination Deficit the excess, if any of the sum of the Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance, Class A-4 Principal Balance and Class A-5 Principal Balance over the aggregate Principal Balance of the Mortgage Loans,

            (vii) the portion of the proceeds relating to the Mortgage Loans received by the Trust Fund following any termination of the 200_ - _ REMIC carried out in accordance with a plan of complete liquidation pursuant to
Section 8.2 hereof or pursuant to the optional termination of any of the Trust Fund, the 200_ - _ REMIC Trust Fund by either the Master Servicer [or Certificate Insurer] in accordance with Section 8.1 hereof, up to the then outstanding Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance and/or Class A-4 Principal Balance, as applicable minus

            (viii) any Overcollateralization Release Amount.

            "Principal Prepayment" shall mean any payment or other recovery of principal on a Mortgage Loan equal to the outstanding Principal Balance thereof, received in advance of the final scheduled Due Date which is not intended as an advance payment of a Scheduled Monthly Payment.

            "Proportional Share" shall mean, (a) the sum of the Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance, Class A-4 Principal Balance and the Class A-5 Principal Balance divided by (b) the Certificate Principal Balance.

            "Prospectus Supplement" shall mean the Prospectus Supplement dated __________, 200_, as amended and supplemented, relating to the Class A Certificates and filed with the Commission in connection with the Registration Statement heretofore filed or to be filed with the Commission pursuant to Rule 424(b)(2) or 424(b)(5).

            "Purchase and Sale Agreement" shall mean the Purchase and Sale Agreement, dated as of the date hereof, between the Transferor and the Depositor and relating to the sale of the Mortgage Loans to the Depositor.

            "Qualified Appraiser" shall mean an appraiser, duly appointed by the Master Servicer, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

            "Qualified Mortgage" shall have the meaning set forth from time to time in the definition of "Qualified Mortgage" at Section 860G(a)(3) of the Code (or any successor statute thereto).

            "Qualified Substitute Mortgage Loan" shall mean a mortgage loan or mortgage loans which (i) has an interest rate at least equal to the Deleted Mortgage Loan for which it is to be substituted (ii) relates or relate to a detached one-family residence or to the same type of

Residential Dwelling as the Deleted Mortgage Loan for which it is to be substituted and in each case has or have the same occupancy status or is an Owner-Occupied Mortgaged Property, (iii) matures or mature no later than (and not more than one year earlier than) the Deleted Mortgage Loan for which it is to be substituted, (iv) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the Deleted Mortgage Loan for which it is to be substituted, (v) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) not substantially less and not more than the Principal Balance of the Deleted Mortgage Loan for which it is to be substituted as of such date, (vi) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto), (vii) has or have an applicable borrower or borrowers with the same or better traditionally ranked credit status as the borrower or borrowers under the Deleted Mortgage Loan for which it is to be substituted, and (viii) complies or comply as of the date of substitution with each representation and warranty set forth in Sections 3.1 and 3.2 of the Purchase and Sale Agreement.

            "Rating Agency" shall mean _______ or _______.

            "Record Date" shall mean, with respect to any Remittance Date other than the initial Remittance Date, the close of business on the ____ day of the calendar month immediately preceding the month in which such Remittance Date occurs and with respect to the initial Remittance Date, the Closing Date.

            "Reference Bank Rate" shall mean, with respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the then outstanding Certificate Principal Balance; provided, that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the then outstanding Certificate Principal Balance. If no such quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Interest Period.

            "Reference Banks" shall mean Bankers Trust Company, Barclay's Bank PLC, The Bank of Tokyo and National Westminster Bank PLC; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iv) which have been designated as such by the Trustee after consultation with the Master Servicer.

            ["Reimbursement Amount" shall mean, as of any Remittance Date, the sum of (i) all Insured Payments previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to
Section 6.5(a)(vii) or 6.5(b)(vii) hereof plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date such Insured Payment was paid, plus (iii) any amounts then due and owing to the Certificate Insurer under the Certificate Insurance Agreement, as certified to the Trustee by the Certificate Insurer, plus (iv) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee and the Depositor of the amount of any Reimbursement Amount.]

            "Released Mortgaged Property Proceeds" shall mean, as to any Mortgage Loan, proceeds received by the Master Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which are not released to the Mortgagor in accordance with applicable law, Accepted Servicing Practices and this Agreement.

            "REMIC" shall mean a "real estate mortgage investment conduit "within the meaning of Section 860D of the Code.

            "Remic Change Of Law" shall mean any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to the REMIC and the REMIC Provisions issued after the Closing Date.

            "REMIC PROVISIONS" shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter I of the Code, and related provisions, and temporary and final regulations promulgated thereunder and published rulings, notices and announcements, as the foregoing may be in effect from time to time.

            "Remittance Date" shall mean the ____ day of any month or if such ____ day is not a Business Day, the first Business Day immediately following, commencing on ________, 200_

            "REO Disposition" shall mean the final sale by the Master Servicer of a Mortgaged Property acquired by the Master Servicer in foreclosure or by deed in lieu of foreclosure.

            "REO Mortgage Loan" shall mean any Mortgage Loan that is not a Liquidated Mortgage Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Fund.

            "REO Proceeds" shall mean proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            "REO Property" shall have the meaning described in Section 5.12.

            "Representation Letter" shall mean letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Certificate Register under the nominee name of the Depository.

            "Request For Release" shall mean a request for release in substantially the form attached as Exhibit H hereto.

            "Reserve Interest Rate" shall mean, with respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either
(i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

            "Residential Dwelling" shall mean a one- to four-family dwelling, a unit in a planned unit development, a unit in a condominium development, a townhouse or a manufactured housing unit.

            "Responsible Officer" shall mean, when used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Transferor or the Master Servicer, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

            "Series" shall mean any designated Series of certificates issued hereunder and governed by this Agreement. When used herein, "this Series" shall refer to the _______ Home Equity Asset Backed Certificates, Series 200_ - _.

            "Servicing Advances" shall mean all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property,
(ii) any enforcement proceedings, including foreclosures, (iii) expenditures relating to the purchase or maintenance of a first or second lien not included in the Trust Fund on the Mortgaged Property, (iv) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (v) compliance with the obligations (including indemnification obligations) under Sections 5.2 (limited solely to the reasonable and customary out-of-pocket expenses of the Subservicer), 5.5,
5.6 or 5.9, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Master Servicer to the extent provided in
Section 5.4(a).

            "Servicing Compensation" shall mean the Servicing Fee and other amounts to which the Master Servicer is entitled pursuant to Section 5.14.

            "Servicing Fee" shall mean, as to each Mortgage Loan, the annual fee payable to the Master Servicer, which is calculated as an amount equal to the product of (i) 0.50% per annum in the case of any Mortgage Loan that is first priority Mortgage Loan as of the Cut-Off Date and ____% in the case of any other Mortgage Loan, or up to ____% or ____% respectively in the event that ____________________ is succeeded by the Trustee or any other successor Master Servicer appointed as herein provided, and (ii) the Principal Balance thereof. Such fee shall be calculated and payable monthly only on amounts actually received in respect of interest on such Mortgage Loan and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

            "Servicing Officer" shall mean any officer of the Master Servicer or the Originator involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee [and the Certificate Insurer] by the Master Servicer, as such list may from time to time be amended.

            "Startup Date" shall mean the day designated as such pursuant to
Section 2.5 hereof.

            "Subordination Deficit" shall mean, with respect to any Remittance Date, the excess, if any, of (i) the aggregate of the Certificate Principal Balance on such Remittance Date, after taking into account the payment of the Principal Distribution Amount on such Remittance Date [(except for amounts payable under the Certificate Insurance Policy)] over (ii) the Aggregate Principal Balance as of the end of the related Due Period.

            "Subservicer" shall mean any Person with whom the Master Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 5.2(a) hereof in respect of the qualification of a Subservicer.

            "Subservicing Agreement" shall mean any agreement between the Master Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 5.2(b), a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the Certificate Insurer.

            "Substitution Adjustment" shall mean, as to any date on which a substitution occurs pursuant to Section 2.4 or 3.3, the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution of any Qualified Substitute Mortgage Loans as of the date of substitution) are less than the aggregate of the Principal Balances of the related Deleted Mortgage Loans together with 30 days' interest thereon at the Mortgage Interest Rate.

            "Tax Matters Person" shall mean the Person or Persons appointed pursuant to Section 10.15 from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions) of the 200_ - _ REMIC.

            "Tax Return" shall mean the federal income tax return on Internal Revenue Service Form 1066, "U.S. Real Estate Mortgage Investment Conduit Income Tax Return," including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

            "Telerate Page 3750" shall mean the display page so designated on the Bridge Telerate Service (or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Issuer after consultation with the Trustee), the rate will be the Reference Bank Rate.

            "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement" shall have the meaning as defined in Section 4.2(i)(ii).

            "Transferee" shall mean any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor" shall mean ____________________, a [___________]
corporation.

            "Trust" shall mean _______ Home Equity Trust 200_ - _, the trust created hereunder.

            "Trust Fund" shall mean (i) each Mortgage transferred to the Trust pursuant to the provisions hereof, (ii) all rights of or assigned to the Depositor under the Purchase and Sale Agreement (and exclusive of any of its obligations), (iii) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (iv) all assets deposited in the Accounts, including any amounts on deposit in the Collection Account, the Trustee Collection Account, and the Certificate Account and all amounts in the Accounts invested in Permitted Investments, (v) the Trustee's rights with respect to the Mortgage Loans under all insurance policies (other than the Certificate Insurance Policy) required to be maintained pursuant to this Agreement and any Insurance Proceeds, (vi) all Liquidation Proceeds and (vii) all Released Mortgaged Property Proceeds and (viii) all rights against the Transferor arising under the Purchase and Sale Agreement.

            "Trustee" shall mean _____________________, or its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Collection Account" shall mean any Eligible Account established and maintained by the Trustee for the benefit of the Certificateholders pursuant to Section 5.3(a) hereof.

            "Trustee Fee" shall mean, as to any Remittance Date, the fee payable to the Trustee in respect of its services as Trustee that accrues at a monthly rate equal to 1/12 of _____% of the Certificate Principal Balance as of such Remittance Date together with its out-of-pocket expenses, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise enable the Trustee to service the Mortgage Loans properly and effectively.

            "Trustee's Mortgage File" shall mean the documents delivered to the Trustee or its designated agent pursuant to Section 2.3.

            "Trustee's Remittance Report" shall have the meaning as defined in
Section 6.7.

            "Underwriter" shall mean Barclays Capital and ____________________.

            "Underwriting Guidelines" shall mean the underwriting guidelines of the Transferor, ____________________ and of the Originator, a copy of which is attached as an exhibit to the Purchase and Sale Agreement.

            "United States Person" shall mean a beneficial owner of a Certificate that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate whose income is subject to United States federal income tax regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

            "Unpaid REO Amortization" shall mean, as to any REO Mortgage Loan and any month, the aggregate of the installments of principal and accrued interest deemed to be due in such month and in any prior months that remain unpaid, calculated in accordance with Section 5.12.

            "Weighted Average Rate Cap" shall mean with respect to the Class A-1 Certificates, on any Remittance Date, that maximum interest rate computed to equal one-twelfth the weighted average Mortgage Interest Rate for the Mortgage Loans, net of the [Premium Percentage and] the rates at which the Servicing Fee and the Trustee's Fee are calculated.

            Section 1.2 Provisions of General Application.

            (a) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

            (b) The terms defined in this Article include the plural as well as the singular.

            (c) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole. All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

            (d) Reference to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes.

            (e) All calculations of interest relating to the Class A-1 Certificates (other than with respect to the Mortgage Loans, or as otherwise specifically set forth herein) provided for herein shall be made on the basis of actual days elapsed divided by a year comprised of 360 days. All calculations of interest relating to the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates or Class A-5 Certificates (other than with respect to the Mortgage Loans, or as otherwise specifically set forth herein) provided for herein, shall be made on the basis of an assumed year of 360 days consisting of twelve 30 day months. All calculations of interest with respect to any Mortgage Loan provided for herein shall be made in accordance with the terms of the related Mortgage Note and Mortgage or, if such documents do not specify the basis upon which interest accrues thereon, on the basis of dividing actual days elapsed by a 365-day year.

            (f) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer; provided, however, that for purposes of calculating distributions on the Certificates prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with customary servicing practices consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

                [Remainder of this page intentionally left blank]

                                   ARTICLE II

                           ESTABLISHMENT OF THE TRUST;
                        SALE AND CONVEYANCE OF TRUST FUND

            Section 2.1 Sale and Conveyance of Trust Fund; Priority and Subordination of Ownership Interests; Establishment of the Trust.

            (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trust for the benefit of the Certificateholders [and the Certificate Insurer] without recourse but subject to the provisions in this
Section 2.1 and the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Trust Fund, exclusive of the obligations of the Depositor, Transferor or any other party with respect to the Mortgage Loans. In connection with such transfer and assignment, and pursuant to Section 2.5 of the Purchase and Sale Agreement, the Depositor does hereby also irrevocably transfer, assign, set over and otherwise convey to the Trustee all of its rights (exclusive of its obligations) under the Purchase and Sale Agreement, including, without limitation, its right to exercise the remedies created by Section 3.4 of the Purchase and Sale Agreement for breaches of representations and warranties, agreements and covenants of the Transferor contained in Sections 3.1 and 3.2 of the Purchase and Sale Agreement.

            (b) The rights of the Certificateholders to receive payments with respect to the Mortgage Loans in respect of the Certificates and all ownership interests of the Certificateholders, shall be as set forth in this Agreement. In this regard, all rights of the Class R Certificateholders to receive payments in respect of the Class R Certificates, are subject and subordinate to the preferential rights of the Class A Certificateholders to receive payments in respect of the Class A Certificates and to the Certificate Insurer's rights to receive the Reimbursement Amount.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "_______ HOME EQUITY TRUST 200_ - _" and does hereby appoint ____________________ as Trustee in accordance with the provisions of this Agreement.

            Section 2.2 Possession of Mortgage Files; Access to Mortgage Files.

            (a) Upon the issuance of the Certificates, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File related to each Mortgage Loan shall be vested in the Trustee for the benefit of the Certificateholders [and the Certificate Insurer, as their respective interests may appear].

            (b) Pursuant to Section 2.4 of the Mortgage Loan Sale Agreement, ____________________ has delivered or caused to be delivered the Trustee's Mortgage File related to each Mortgage Loan to the Trustee.

            (c) The Trustee may enter into a custodial agreement pursuant to which the Trustee will appoint a custodian (a "Custodian") to hold the Mortgage Files in trust for the benefit of the Trustee; provided, however, that the custodian so appointed shall in no event be the Depositor, the Transferor or the Master Servicer or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

            (d) The Custodian shall afford the Depositor[, the Certificate Insurer and] the Master Servicer reasonable access to all records and documentation regarding the Mortgage Loans relating to this Agreement, such access being afforded at customary charges, upon reasonable request and during normal business hours at the offices of the Custodian.

            Section 2.3 Delivery of Mortgage Loan Documents.

            (a) In connection with each conveyance pursuant to Section 2.1 or
2.2 hereof, the Depositor has delivered or does hereby agree to deliver or cause to be delivered to the Trustee [the Certificate Insurance Policy and] each of the following documents for each Mortgage Loan sold by the Transferor to the Depositor and sold by the Depositor to the Trust Fund:

            (i) The original Mortgage Note, endorsed by the holder of record without recourse in the following form: "Pay to the order of ___________, without recourse" and signed by manual or facsimile signature in the name of an authorized officer of the holder of record, ____________________, and if by the Transferor, by an authorized officer;

            (ii) The original Mortgage with evidence of recording indicated thereon; provided, however, that if such Mortgage has not been returned from the applicable recording office, then such recorded Mortgage shall be delivered when so returned;

            (iii) An assignment of the original Mortgage, in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located, in the name of the holder of record of the Mortgage Loan by an authorized officer (with evidence of submission for recordation of such assignment in the appropriate real estate recording office for such Mortgaged Property to be received by the Trustee within 60 days of the Closing Date); provided, however, that Assignments of Mortgages shall not be required to be submitted for recording with respect to any Mortgage Loan which relates to the Trustee's Mortgage File if the Trustee, each of the Rating Agencies [and the Certificate Insurer] shall have received an opinion of counsel satisfactory to the Trustee, each of the Rating Agencies [and the Certificate Insurer] stating that, in such counsel's opinion, the failure to record such Assignment of Mortgage shall not have a materially adverse effect on the security interest of the Trustee in the Mortgage); provided, further, that any Assignment of Mortgage for which an opinion has been delivered shall be recorded by the Master Servicer upon the earlier to occur of (a) receipt by the Trustee of the Certificate Insurer's written direction to record such Mortgage, (b) the occurrence of any Event of Default, as such term is defined in this Agreement, or (c) a bankruptcy or insolvency proceeding involving the Mortgagor is initiated or foreclosure proceedings are initiated against the Mortgaged Property as a consequence of an event of default under the Mortgage Loan; provided, however, that if the related Mortgage has not been returned from the applicable recording office within 120 days of the Closing Date, then such assignment shall be delivered when so returned (and a blanket assignment with respect to each unrecorded Mortgage shall be delivered on the Closing Date);

            (iv) Any recorded intervening Assignments of the Mortgage with evidence of recording thereon; and

            (v) Any assumption, modification, consolidation or extension agreements;

provided, however, that in the case of any Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the date of the execution of this Agreement, the Depositor, in lieu of delivering the above documents, hereby delivers to the Trustee a certification of an officer of the Transferor of the nature set forth in Exhibit M attached hereto; and provided, further, however, that as to certain Mortgages or assignments thereof which have been delivered or are being delivered to recording offices for recording and have not been returned to the Transferor in time to permit their delivery hereunder at the time of such transfer, in lieu of delivering such original documents, the Depositor is delivering to the Trustee a true copy thereof with a certification by the Transferor on the face of such copy substantially as follows: "certified true and correct copy of original which has been transmitted for recordation." The Transferor has agreed pursuant to the Purchase and Sale Agreement that it will deliver such original documents on behalf of the Depositor to the Trustee promptly after they are received, and no later than 90 days after the Closing Date; provided, however, that in those instances where the public recording office retains the original Mortgage or Assignment of Mortgage after it has been recorded or such original document has been lost by the recording office, the Transferor shall be deemed to have satisfied its obligations hereunder if it shall have delivered to the Trustee a copy of such original Mortgage or Assignment of Mortgage certified by the public recording office to be a true copy of the recorded original thereof. The Transferor has agreed pursuant to the Purchase and Sale Agreement, at its own expense, to record (or to provide the Trustee with evidence of recordation thereof) each assignment within 60 days of the Closing Date in the appropriate public office for real property records, provided that such assignments are redelivered by the Trustee to the Transferor upon the Transferor's written request and at the Transferor's expense, unless the Transferor (at its expense) furnishes to the Trustee[, [the Certificate Insurer] and the Rating Agencies an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Transferor.

            On or prior to the Closing Date the Master Servicer, at its own expense shall complete the endorsement of each Mortgage Note such that the final endorsement appears in the following form:

            "Pay to the order of _________, without recourse, ________________."

            The Master Servicer, at its own expense shall also complete each Assignment of Mortgage either in blank or such that the final Assignment of Mortgage appears in the following form:

            "____________________, as Trustee for _______ Home Equity Trust 200_
- _ formed pursuant to the Pooling and Servicing Agreement dated as of __________, 200_, among [________________________________] as Depositor,
____________________, as Transferor, ____________________, as Master Servicer
and ____________________, as Trustee"

            (b) Without diminution of the requirements of Sections 2.2(c) and this Section 2.3, all original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be delivered to the Master Servicer by the Transferor on behalf of the Depositor pursuant to the Purchase and Sale Agreement, and shall be held by the Master Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer. In the event that any such original document is required pursuant to the terms of this Section 2.3 to be a part of a Mortgage File, the Master Servicer shall promptly deliver such original document to the Trustee. In acting as custodian of any such original document, the Master Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the Mortgage Loans or the Mortgage Files. Promptly upon the Depositor's and the Trust's acquisition thereof and the Master Servicer's receipt thereof, the Master Servicer on behalf of the Trust shall mark conspicuously each original document not delivered to the Trustee, and the Transferor's master data processing records evidencing each Mortgage Loan with a legend, acceptable to the Trustee [and the Certificate Insurer], evidencing that the Trust has purchased the Mortgage Loans and all right and title thereto and interest therein pursuant to the Purchase and Sale Agreement and this Agreement.

            (c) In the event that any Mortgage Note required to be delivered pursuant to this Section 2.3 is conclusively determined by any of the Transferor, the Master Servicer, the Custodian or the Trustee to be lost, stolen or destroyed, the Transferor shall, within 14 days of the Closing Date or the later date upon which such Mortgage Note has been conclusively determined to be lost, deliver to the Trustee a "lost note affidavit" in form and substance acceptable to the Trustee, and shall simultaneously therewith request the obligor on such Mortgage Note to execute and return a replacement Mortgage Note, and shall further agree to hold the Trustee [and the Certificate Insurer] harmless from any loss or damage resulting from any action taken in reliance on the delivery and possession by the Trustee of such lost note affidavit. Upon the receipt of such replacement Mortgage Note, the Trustee shall return the lost note affidavit. Delivery by the Transferor of such lost note affidavit shall not affect the obligations of the Transferor under the Purchase and Sale Agreement with respect to the related Mortgage Loan.

            Section 2.4 Acceptance by Trustee of the Trust Fund; Certain Substitutions; Certification by Trustee.

            (a) The Trustee agrees to execute and deliver to the Depositor[, the Certificate Insurer], the Master Servicer and the Transferor on or prior to the Closing Date [an acknowledgment of receipt of the Certificate Insurance Policy and,] with respect to each initial Mortgage Loan, the original Mortgage Note (with any exceptions noted), in the form attached as Exhibit E hereto and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Certificateholders [and the Certificate Insurer].

            (b) The Trustee agrees, for the benefit of the Certificateholders [and the Certificate Insurer], to review (or cause to be reviewed) each Trustee's Mortgage File within 45 Business Days after the Closing Date and to deliver to the Transferor, the Master Servicer, the Depositor [and the Certificate Insurer] a certification in the form attached hereto as Exhibit F to the effect that, as to each Mortgage Loan listed in Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (1) all documents required to be delivered to it pursuant to Section 2.3 hereof and the Purchase and Sale Agreement are in its possession, (2) each such document has been reviewed by it, has been, to the extent required, executed and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan. The Trustee shall be under no duty or obligation to (1) inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (2) determine whether any Trustee's Mortgage File should contain any of the documents referred to in Section 2.3(a)(v).

            On or prior to the first anniversary of the Closing Date, the Trustee shall deliver (or cause to be delivered) to the Master Servicer, the Transferor, the Depositor [and the Certificate Insurer] a final certification in the form attached hereto as Exhibit G to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), and as to any document noted in an exception included in the Trustee's initial certification, (i) all documents required to be delivered to it pursuant to Section 2.3 hereof and the Purchase and Sale Agreement are in its possession, (ii) each such document has been reviewed by it, has been, to the extent required, executed and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan.

            (c) If [the Certificate Insurer or] the Trustee during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related Mortgage Loan Schedule, or does not conform to the requirements of Section 2.3 or the description thereof as set forth in the related Mortgage Loan Schedule, the Trustee [or the Certificate Insurer, as applicable,] shall promptly so notify the Master Servicer, the Transferor, [the Certificate Insurer] and the Trustee. In performing any such review, the Trustee may conclusively rely on the Transferor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.3 have been executed and received and relate to the Mortgage Files identified in the related Mortgage Loan Schedule. Pursuant to the Purchase and Sale Agreement, the Transferor has agreed to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File of which it is so notified by the Trustee. If, however, within 120 days after the Trustee's notice to it respecting such defect the Transferor has not caused to be remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan [or the interests of the Certificate Insurer (in either case in the reasonable determination of the Certificate Insurer)], the Trustee shall enforce the Transferor's obligation pursuant to the Purchase and Sale Agreement to either (1) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section 3.3 hereof or (2) purchase such Mortgage Loan at a purchase price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon and (y) 30 days' interest thereon, computed at the related Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Master Servicer with respect to such Mortgage Loan, which purchase price shall be deposited in the Certificate Account prior to the next succeeding Determination Date, after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Collection Account or Trustee Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan (the "Loan Repurchase Price"); provided, however, that the Transferor may not, pursuant to clause (ii) preceding, purchase the Principal Balance of any Mortgage Loan that is not in default or as to which no default is imminent unless the Transferor has theretofore delivered an Opinion of Counsel knowledgeable in federal income tax matters which states that such a purchase would not constitute a prohibited transaction under the Code.

            (d) Upon receipt by the Trustee of a certification of a Servicing Officer of such substitution or purchase and, in the case of a substitution, upon receipt of the related Trustee's Mortgage File, and the deposit of the amounts described above into the Certificate Account (which certification shall be in the form of Exhibit H hereto), the Trustee shall release to the Master Servicer for release to the Transferor the related Trustee's Mortgage File and shall execute, without recourse, and deliver such instruments of transfer furnished by the Transferor as may be necessary to transfer such Mortgage Loan to the Transferor. [The Trustee shall notify the Certificate Insurer if the Transferor fails to repurchase or substitute for a Mortgage Loan in accordance with the foregoing.]

            Section 2.5 Designations Under Remic Provisions; Designation of Startup Date.

            (a) The Class A Certificates are hereby designated as the "regular interests", and the Class R Certificates are designated the single Class of "residual interests" in the 200_ - _ REMIC for the purposes of the REMIC Provisions. The 200_ - _ REMIC shall be designated as the "_______ HOME EQUITY TRUST 200_ - _ REMIC."

            (b) The Closing Date will be the "startup day" of the 200_ - _ REMIC within the meaning of Section 860G(a)(9) of the Code (the "STARTUP DATE").

            Section 2.6 Execution of Certificates. The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Trustee's Mortgage Files relating thereto and, concurrently with such delivery, has executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, the Trustee's Mortgage Files and the other assets included in the definition of Trust Fund, Certificates duly authenticated by the Trustee, and, in the case of the Class A Certificates, in Authorized Denominations, evidencing the entire beneficial ownership interest in the Trust Fund.

            Section 2.7 Application of Principal and Interest. In the event that Net Liquidation Proceeds on a Liquidated Mortgage Loan are less than the outstanding Principal Balance of the related Mortgage Loan plus accrued interest thereon, or any Mortgagor makes a partial payment of any Monthly Payment due on a Mortgage Loan, such Net Liquidation Proceeds or partial payment shall be applied to payment of the related Mortgage Note as provided therein, and if not so provided, first to interest accrued at the Mortgage Interest Rate, then to the principal owed on such Mortgage Loan.

            Section 2.8 Grant of Security Interest.

            (a) It is the intention of the parties hereto that the conveyance by the Depositor of the Trust Fund to the Trustee on behalf of the Trust shall constitute a purchase and sale of such Trust Fund and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted and hereby grants to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Trust Fund to secure a loan in an amount equal to the purchase price of the Mortgage Loans. The conveyance by the Depositor of the Trust Fund to the Trustee on behalf of the Trust shall not constitute and are not intended to result in an assumption by the Trustee[, the Certificate Insurer] or any Certificateholder of any obligation of the Transferor, _______________________ or any other Person in connection with the Trust Fund.

            (b) The Depositor and the Master Servicer shall take no action inconsistent with the Trust's ownership of the Trust Fund and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the assets in the Trust Fund are held by the Trustee on behalf of the Trust. In addition, the Depositor and the Master Servicer shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other asset in the Trust Fund by stating that it is not the owner of such asset and that ownership of such Mortgage Loan or other Trust Fund asset is held by the Trustee on behalf of the Trust.

            Section 2.9 Further Assurances; Powers of Attorney.

            (a) The Master Servicer agrees that, from time to time, at its expense, it shall cause the Transferor (and the Depositor also agrees that it shall), promptly to execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Master Servicer or the Trustee may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Trust Fund or to enable the Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Master Servicer and the Depositor will, upon the request of the Master Servicer or of the Trustee execute and file (or cause to be executed and filed) such real estate filings, financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

            (b) In the event that the Depositor in unable to fulfill its obligations in subsection (a) above, the Depositor hereby grants to the Master Servicer and the Trustee powers of attorney to execute all documents on its behalf under this Agreement and the Purchase and Sale Agreement as may be necessary or desirable to effectuate the foregoing.

             [Remainder of this page intentionally left blank]

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            Section 3.1 Representations of the Master Servicer. The Master Servicer hereby represents and warrants to the Trustee, the Depositor[, the Certificate Insurer] and the Certificateholders as of the Closing Date and during the term of this Agreement:

            (a) the Master Servicer is a ______ duly organized, validly existing and in good standing under the laws of the State of _______, and has full power and authority to own its assets and to transact the business in which it is currently engaged. The Master Servicer is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Master Servicer;

            (b) the Master Servicer has full power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

            (c) the Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization or registration or declaration as shall have been obtained or filed, as the case may be;

            (d) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Master Servicer will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the articles or bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which it may be bound; and

            (e) no suit in equity, action at law or other judicial or administrative proceeding of or before any court, tribunal or governmental body is currently pending or, to the knowledge of the Master Servicer, threatened against the Master Servicer or any of its properties or with respect to this Agreement or the Securities that in the opinion of the Master Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.1 shall survive the delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and inure to the benefit of the Trustee [and the Certificate Insurer].

            Section 3.2 Representations, Warranties and Covenants of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a [_____________] duly organized, validly existing and in good standing under the laws of the State of [_____________];

            (b) The Depositor has the power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite company action having been taken, and, assuming the due authorization, execution and delivery hereof by the Master Servicer and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of, or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been received or obtained on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(1) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (i) the articles of formation or limited liability company agreement of the Depositor, or (ii) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (2) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (3) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement; and

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.2 shall survive delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case maybe, and shall inure to the benefit of the Trustee and the Certificate Insurer.

            Section 3.3 Purchase and Substitution.

            (a) It is understood and agreed that the representations and warranties set forth in Sections 3.1 and 3.2 of the Purchase and Sale Agreement shall survive delivery of the Certificates to the Certificateholders. Pursuant to the Purchase and Sale Agreement, with respect to any representation or warranty contained in Sections 3.1 or 3.2 of the Purchase and Sale Agreement that is made to the best of the Transferor's knowledge, if it is discovered by the Master Servicer, any Subservicer, the Trustee[, [the Certificate Insurer] or any Certificateholder that the substance of such representation and warranty was inaccurate as of the Closing Date and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Transferor's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Upon discovery by the Transferor, the Master Servicer, any Subservicer, the Trustee [or the Certificate Insurer] of a breach of any of such representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Certificateholders, or which materially and adversely affects the interests of the [Certificate Insurer or the] Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Transferor's best knowledge), the party discovering such breach shall give prompt written notice to the others. Subject to the last paragraph of this
Section 3.3, within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, pursuant to the Purchase and Sale Agreement, the Transferor shall be required to (1) promptly cure such breach in all material respects, (2) purchase such Mortgage Loan in the manner and at the price specified in Section 2.4(c) (in which case the Mortgage Loan shall become a Deleted Mortgage Loan), (3) remove such Mortgage Loan from the Trust Fund (in which case the Mortgage Loan shall become a Deleted Mortgage
Loan) and substitute one or more Qualified Substitute Mortgage Loans; provided, that, such substitution is effected not later than the date which is two years after the Startup Date or at such later date, if the Trustee [and the Certificate Insurer] receive an Opinion of Counsel to the effect that such substitution will not constitute a prohibited transaction for the purposes of the REMIC provisions of the Code or cause the 200_ - _ REMIC to fail to qualify as a REMIC at any time any Certificates are outstanding. Pursuant to the Purchase and Sale Agreement, any such substitution shall be accompanied by payment by the Transferor of the Substitution Adjustment, if any, to the Master Servicer to be deposited in the Certificate Account.

            (b) As to any Deleted Mortgage Loan for which the Transferor substitutes a Qualified Substitute Mortgage Loan or Loans, the Transferor shall be required pursuant to the Purchase and Sale Agreement to effect such substitution by delivering to the Trustee a certification in the form attached hereto as Exhibit H, executed by a Servicing Officer and the documents described in Sections 2.3(a)(i)-(v) for such Qualified Substitute Mortgage Loan or Loans.

            (c) The Master Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Transferor. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Transferor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Master Servicer shall give written notice to the Trustee and the Certificate Insurer that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects.

            (d) It is understood and agreed that the obligation of the Transferor set forth in Section 3.4 of the Purchase and Sale Agreement to cure, purchase, substitute or otherwise pay amounts to the Trust [or the Certificate Insurer] for a defective Mortgage Loan as provided in such Section 3.4 constitutes the sole remedies of the Trustee[, [the Certificate Insurer] and the Certificateholders with respect to a breach of the representations and warranties of the Transferor set forth in Sections 3.1 and 3.2 of the Purchase and Sale Agreement. The Trustee shall give prompt written notice to the [Certificate Insurer,] _______ and _______ of any repurchase or substitution made pursuant to Section 3.3 or Section 2.4(b) hereof.

            (e) Upon discovery by the Master Servicer, the Trustee[, [the Certificate Insurer] or any Certificateholder that any Mortgage Loan does not constitute a Qualified Mortgage, the Person discovering such fact shall promptly (and in any event within 5 days of the discovery) give written notice thereof to the others of such Persons. In connection therewith, pursuant to the Purchase and Sale Agreement, the Transferor shall be required to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan within 60 days of the earlier of such discovery by any of the foregoing parties, or the Trustee's or the Transferor's receipt of notice, in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section
3.1 or 3.2 of the Purchase and Sale Agreement. The Trustee shall reconvey to the Transferor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 3.1 or 3.2 of the Purchase and Sale Agreement.

            Section 3.4 Master Servicer Covenants. The Master Servicer hereby covenants to the Trustee, the Depositor [and the Certificate Insurer] and the Certificateholders that as of the Closing Date and during the term of this
Agreement:

            (a) The Master Servicer shall deliver on the Closing Date an opinion from the general counsel or the corporate counsel of the Master Servicer as to general corporate matters in form and substance reasonably satisfactory to Underwriter's counsel [and counsel to the Certificate Insurer]; and

            (b) The Master Servicer may in its discretion (1) waive any prepayment penalty or other charge, assumption fee, late payment charge or other charge in connection with a Mortgage Loan, and (2) arrange a schedule, running for no more than 180 days after the Due Date for payment of any installment on any Mortgage Note, for the liquidation of delinquent items; provided, that the Master Servicer shall not agree to the modification or waiver of any provision of a Mortgage Loan at a time when such Mortgage Loan is not in default or such default is not imminent, if such modification or waiver would be treated as a taxable exchange under Code Section 1001, unless such exchange would not be considered a "prohibited transaction" under the REMIC Provisions.

            It is understood and agreed that the covenants set forth in this
Section 3.4 shall survive the delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and inure to the benefit of the Trustee [and the Certificate Insurer].

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                                      -41-

                                   ARTICLE IV

                                THE CERTIFICATES

            Section 4.1 The Certificates. The Certificates shall be substantially in the forms annexed hereto as, in the case of the Class A-1 Certificate, Exhibit B-1, in the case of the Class A-2 Certificate, Exhibit B-2, in the case of the Class A-3 Certificate, Exhibit B-3, in the case of the Class A-4 Certificate, Exhibit B-4, in the case of the Class A-5 Certificate, Exhibit B-5 and in the case of the Class R Certificate, Exhibit B-6. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer and authenticated by the manual or facsimile signature of an authorized officer. Any Certificates bearing the signatures of individuals who were at the time of the execution thereof the authorized officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

            Section 4.2 Registration of Transfer and Exchange of Certificates.

            (a) The Trustee, as registrar, shall cause to be kept a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar for the purpose of registering and transferring Certificates, as herein provided. The [Certificate Insurer and the] Master Servicer shall be entitled to inspect and copy the Certificate Register and the records of the Trustee relating to the Certificates during normal business hours upon reasonable notice.

            (b) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

            (c) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder or holder thereof or his attorney duly authorized in writing. [Every Certificate shall include a statement of insurance provided by the Certificate Insurer.]

            (d) No service charge shall be made to a Holder or holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transferor exchange shall be an expense of the Trust.

            (e) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. The Class A-1

Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-1 Certificate with a denomination equal to the Original Class A-1 Principal Balance. The Class A-2 Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-2 Certificate with a denomination equal to the Original Class A-2 Principal Balance. The Class A-3 Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-3 Certificate with a denomination equal to the Original Class A-3 Principal Balance. The Class A-4 Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-4 Certificate with a denomination equal to the Original Class A-4 Principal Balance. The Class A-5 Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-5 Certificate with a denomination equal to the Original Class A-5 Principal Balance. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository. The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository. With respect to Class A Certificates registered in the Certificate Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Transferor, the Master Servicer, the Trustee [and the Certificate Insurer] shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Transferor, the Master Servicer, the Trustee [and the Certificate Insurer] shall have no responsibility or obligation with respect to
(1) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any Ownership Interest, (2) the delivery to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any notice with respect to the Class A Certificates or (3) the payment to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a Certificateholder shall receive a certificate evidencing such Class A Certificate. Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Certificateholders appearing as Certificateholders at the close of business on a Record Date, the name "Cede &Co." in this Agreement shall refer to such new nominee of the Depository.

            (f) In the event that (1) the Depository or the Master Servicer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Master Servicer or the Depository is unable to locate a qualified successor or (2) the Master Servicer at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Master Servicer may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Master Servicer, or such depository's agent or designee but, if the Master Servicer does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names Certificateholders transferring Class A Certificates shall designate, in accordance with the provisions hereof; provided, however, that any such reregistration shall be at the expense of the Master Servicer.

            (g) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates as the case may be and all notices with respect to such Class A Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

            (h) No transfer, sale, pledge or other disposition of any Class R Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act of 1933 and effective registration or qualification under applicable state securities laws or "Blue Sky" laws, or is made in a transaction that does not require such registration or qualification. None of the Master Servicer, the Depositor, the Transferor or the Trustee is obligated under this Agreement to register the Certificates under the Securities Act of 1933, as amended or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of the Class R Certificates without such registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Transferor, the Master Servicer [and the Certificate Insurer] against any liability that may result if the transfer is not exempt or is not made in accordance with such applicable federal and state laws. Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are in conflict with or contrary to the interests of the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (1) the indemnified party shall have employed separate counsel in accordance with the proviso of the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for any indemnified party), (2) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (3) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Under no circumstances shall the indemnified party enter into a settlement agreement with respect to any lawsuit, claim or other proceeding without the prior written consent of the indemnifying party.

            (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Master Servicer or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under subclause
(vii) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as either a United States Person or a Permitted Transferee;

            (ii) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement") attached hereto as Exhibit I from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 4.2(i) and agrees to be bound by them;

            (iii) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (ii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected;

            (iv) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate (attached hereto as Exhibit J) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee;

            (v) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder";

            (vi) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement. In addition, no Transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter, the form of which is attached hereto as Exhibit N from the Transferee of such Certificate to the effect that such Transferee is a United States Person and is not a "disqualified organization" (as defined in Section 860E(e)(5) of the Code)(such Person, a "Permitted Transferee");

            (vii) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section
      4.2 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 4.2, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall notify the Master Servicer upon receipt of written notice or discovery by a Responsible Officer that the registration of transfer of a Class R Certificate was not in fact permitted by this Section 4.2. Knowledge shall not be imputed to the Trustee with respect to an impermissible transfer in the absence of such a written notice or discovery by a Responsible Officer. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section 4.2 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Transfer Certificate. The Trustee shall be entitled, but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate;

            (viii) If any purported transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 4.2, then the Master Servicer or its designee shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer or its designee on such reasonable terms as the Master Servicer or its designee may choose. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of commissions, expenses and taxes due, if any, will be remitted by the Master Servicer to the last preceding purported transferee of such Class R Certificate, except that in the event that the Master Servicer determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section 4.2 or any other provision of this Agreement, the Master Servicer may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this subclause (viii) shall be determined in the sole discretion of the Master Servicer or its designee, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion;

            (ix) The provisions of Section 4.2(i) may be modified, added to or eliminated (solely to amend the transfer restrictions contained in this Section), provided that there shall have been delivered to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such modification of, addition to or elimination of such provisions will not cause the 200_ - _ REMIC to cease to qualify as a REMIC and will not cause

            (x) the 200_ - _ REMIC to be subject to an entity-level tax caused by the Transfer of any Ownership Interest in a Class R Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-related tax caused by the Transfer of an Ownership Interest in a Class R Certificate to a Percentage that is not a Permitted Transferee;

            (xi) No transfer of a Class R Certificate or any interest therein shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan"), unless the prospective transferee of such Class R Certificate provides the Master Servicer and the Trustee with a certification of facts and, at the prospective transferee's expense, an Opinion of Counsel which establish to the satisfaction of the Master Servicer and the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of their having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Master Servicer shall require the prospective transferee of any Class R Certificate to certify (in the form of Exhibit K hereto) that (A) it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing a Class R Certificate on behalf of, as named fiduciary of, as trustee of, or with assets, of a Plan and (B) all funds used by such transferee to purchase such Certificates will be funds held by it in its general account which it reasonably believes do not constitute "plan assets" of any Plan; and

            (xii) Subject to the restrictions set forth in this Agreement, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Trustee, the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and evidencing, in the case of a Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate, Class A-4 Certificate or Class A-5 Certificate, the same Percentage Interest, and in any other case, the equivalent undivided beneficial ownership interest in the 200_ - _ REMIC and dated the date of authentication by the Trustee. At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate undivided beneficial ownership interest, upon surrender of the Certificates to be exchanged at such office.

            Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be canceled by the Trustee.

            Section 4.3 Mutilated, Destroyed, Lost or Stolen Certificates. (i) If any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Master Servicer[, the Certificate Insurer] and the Trustee such security or indemnity as may reasonably be required by each of them to save each of them harmless, then, in the absence of notice to the Master Servicer[, the Certificate Insurer] and the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and representing an equivalent beneficial ownership interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.3, the Master Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and their fees and expenses connected therewith. Any duplicate Certificate issued pursuant to this Section
4.3 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

            Section 4.4 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer and subject to the provisions of
Section 4.2 and Article X, the Master Servicer, the Depositor, the Transferor[, the Certificate Insurer] and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.5 and for all other purposes whatsoever, and the Master Servicer, the Depositor, the Transferor[, the Certificate Insurer] and the Trustee shall not be affected by notice to the contrary.

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                                      -48-

                                    ARTICLE V

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

            Section 5.1 Appointment of the Master Servicer.

            (a) _______________________ agrees to act as the Master Servicer and to perform all servicing duties under this Agreement subject to the terms hereof.

            (b) The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee [and the Certificate Insurer] and shall have full power and authority, acting alone or through one or more Subservicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer, in its own name or the name of a Subservicer, may, and is hereby authorized and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders[, the Certificate Insurer] and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, the insurance policies and accounts related thereto and the properties subject to the Mortgages. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its Subservicers with any powers of attorney and such other documents (that have been prepared by the Master Servicer for execution by the Trustee) as may be necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder.

            In servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures consistent with Accepted Servicing Practices and in a manner consistent with recovery under any insurance policy required to be maintained by the Master Servicer pursuant to this Agreement.

            Costs incurred by the Master Servicer in effectuating the timely payment of taxes and assessments on the property securing a Mortgage Note and foreclosure costs may be added by the Master Servicer to the amount owing under such Mortgage Note where the terms of such Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Mortgage Note and the Mortgage Loan secured by the Mortgage Note or distributions to be made to Certificateholders. Such costs shall be recoverable by the Master Servicer pursuant to Section 5.4. Notwithstanding any other provision of this Agreement, the Master Servicer shall at all times service the Mortgage Loans in a manner consistent with the provisions of Sections 5.1(b) and 5.1(c).

            (c) It is intended that the 200_ - _ REMIC formed hereunder shall constitute, and that the affairs of the 200_ - _ REMIC shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" ("REMIC") as defined in and in accordance with the REMIC Provisions. In furtherance of such intentions, the Master Servicer covenants and agrees that it shall not take any action or omit to take any action reasonably within the Master Servicer's control and the scope of its duties more specifically set forth herein that would (1) result in a taxable event to the Holders of the Certificates or endanger the REMIC status of the 200_ - _ REMIC or (2) result in the imposition on the 200_ - _ REMIC or the Trust Fund of a tax on "prohibited transactions" (either clause (1) or (2) shall be an "Adverse REMIC Event"); provided, however, that the Master Servicer may allow reductions in the rate of interest on any Mortgage Loan so long as the amount of any such reduction does not exceed the greater of (i) ____% and (ii) __% of the total coupon on such Mortgage Loan. The Master Servicer shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action, and the Master Servicer shall have no liability hereunder for any action taken by it in accordance with the written instructions of the Trustee. In addition, prior to taking any action with respect to the Trust Fund that is not expressly permitted under the terms of this Agreement (other than interest rate modifications referred to in the provision to the second preceding sentence),the Master Servicer will consult with the Trustee or its designee [and the Certificate Insurer], in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement. At all times as may be required by the Code, the Master Servicer shall use its best efforts to ensure that substantially all of the assets of the Trust will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code. In the event any specified time period or other requirement set forth in this Agreement in respect of compliance with the REMIC Provisions becomes inconsistent with the REMIC Provisions as the same may be amended, such specified time period or other requirement shall also be deemed amended to comply with the requirements of this Section, unless such amended time period or other requirements shall be less protective of the interests of the Certificateholders and the Certificate Insurer, in which case, to the extent consistent with the REMIC Provisions, the former time period or requirement shall continue in force.

            (d) Subject to Section 5.12, the Master Servicer is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Master Servicer, each Certificateholder and the Trustee shall execute any powers of attorney furnished to the Trustee by the Master Servicer and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement.

            (e) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Master Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to
Section 5.23, after receipt by the Trustee [and the Certificate Insurer] of the Opinion of Counsel required pursuant to Section 5.23, the Trustee or its designee approved by the Certificate Insurer shall, within a period not to exceed 90 days, assume all of the rights and obligations of the Master Servicer, subject to Section 7.2 hereof. The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the Trustee all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Master Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

            (f) The Master Servicer shall deliver a list of Servicing Officers to the Trustee [and the Certificate Insurer] by the Closing Date, which list may, from time to time, be amended, modified or supplemented by the subsequent delivery to the Trustee [and the Certificate Insurer] of any superseding list of Servicing Officers.

            Section 5.2 Subservicing Agreements Between the Master Servicer and Subservicers.

            (a) The Master Servicer may[, subject to the prior written approval of the Certificate Insurer,] enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Servicer hereunder. The [Certificate Insurer,] Trustee and Depositor acknowledge that the Master Servicer has the authority to appoint the Originator as Subservicer. Each Subservicer shall be either (1) a depository institution the accounts of which are insured by the FDIC or (2) another entity that engages in the business of originating, acquiring or servicing loans, and in either case shall be authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated if state law requires such authorization. In addition, each Subservicer will obtain and preserve its qualifications to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates and any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement which shall provide that the Subservicer's rights shall automatically terminate upon the termination, resignation or other removal of the Master Servicer under this Agreement. Each account used by any Subservicer for the deposit of payments on any of the Mortgage Loans shall be an Eligible Account.

            (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee[, the Certificate Insurer] and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments.

            In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of an Event of Default), the Trustee or its designee may[, with the prior written consent of the Certificate Insurer, or shall, at the direction of the Certificate Insurer,] either (i) assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that the Master Servicer may have entered into or (ii) notwithstanding anything to the contrary contained in each such Subservicing Agreement, terminate the related Subservicer without being required to pay any fee in connection therewith.

            Section 5.3 Collection of Certain Mortgage Loan Payments; Collection Account.

            (a) The Master Servicer shall use its best efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and any applicable primary mortgage insurance policy, follow such collection procedures as shall constitute Accepted Servicing Practices.

            The Master Servicer shall establish and maintain in the name of the Trustee one or more Collection Accounts (collectively, the "Collection Account"), in trust for the benefit of the Holders of the Certificates and the Certificate Insurer, one of which may be established and maintained with the Trustee (the "Trustee Collection Account"). The Master Servicer shall promptly provide notice to the Certificate Insurer, the Trustee and each Rating Agency of any creation and establishment of a Collection Account hereunder. Each Collection Account shall be established and maintained as an Eligible Account, and one Collection Account may be maintained at the _______________. The Certificate Insurer, in its sole discretion, may direct the Master Servicer to close such Collection Account and to establish and maintain a replacement Collection Account that is an Eligible Account.

            (b) On the Closing Date, the Master Servicer shall deposit in the Collection Account any amounts representing the principal portion of Monthly Payments on the Mortgage Loans made in respect of any Due Date occurring in _________, 200_ that are received on or prior to the Cut-Off Date and were not reflected in the Cut-Off Date Principal Balance of the related Mortgage Loan. On the third Business Day prior to the first Remittance Date, the Master Servicer shall have deposited into the Certificate Account all of the following collections and payments received or made by the Master Servicer in respect of monies due under the Mortgage Loans (other than in respect of interest on the Mortgage Loans accrued on or before the Due Date immediately preceding the Cut-Off Date), and shall, on a daily basis thereafter (except as otherwise provided herein), deposit such collections and payments into the Collection
Account:

            (i) all payments received after the Cut-Off Date on account of principal on the Mortgage Loans and all Principal Prepayments, Curtailments, associated prepayment penalties and all Net REO Proceeds collected after the Cut-Off Date;

            (ii) all payments received after the Cut-Off Date on account of interest on the Mortgage Loans (other than payments of interest that accrued on each Mortgage Loan up to and including the Due Date immediately preceding the Cut-Off Date);

            (iii) all Net Liquidation Proceeds;

            (iv) all Insurance Proceeds;

            (v) all Released Mortgaged Property Proceeds;

            (vi) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.4 and 3.3 hereof; and

            (vii) any amount expressly required to be deposited in the Collection Account or Certificate Account in accordance with certain provisions of this Agreement, including, without limitation amounts in respect of the termination of the Trust Fund (which shall be deposited in the Certificate Account), and amounts referenced in Sections 2.4(c), 3.3(a), 3.3(c), 5.6, and 6.6(b) of this Agreement;

provided, however, that the Master Servicer shall be entitled, at its election, either (a) to withhold and to pay to itself the applicable Servicing Fee from any payment on account of interest or other recovery (including Net REO Proceeds) as received and prior to deposit of such payments in the Collection Account or (b) to withdraw the applicable Servicing Fee from the Collection Account after the entire payment or recovery has been deposited therein; provided, further, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment that bears the same relationship to the total amount of such payment of interest as the rate used to determine the Servicing Fee bears to the Mortgage Interest Rate borne by such Mortgage Loan shall be allocated to the Servicing Fee with respect to such Mortgage Loan. All other amounts shall be deposited in the Collection Account not later than the Business Day following the day of receipt and posting by the Master Servicer. Notwithstanding any regularly scheduled transfer of funds to the Certificate Account, the Master Servicer shall, not later than 3 Business Days prior to each Remittance Date transfer to the Certificate Account all funds in each Collection Account that are to be included in the Master Servicer Remittance Amount on the Determination Date immediately preceding the Remittance Date.

            The Master Servicer shall direct, in writing, the institution maintaining each Collection Account to invest the funds in the Collection Account only in Permitted Investments. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Master Servicer has obtained an Opinion of Counsel (at the Master Servicer's expense) that such sale or disposition will not cause the Trust Fund to be subject to the tax on income from prohibited transactions imposed by Code Section 860F(a)(1),otherwise subject the Trust Fund to tax or cause the 200_ - _ REMIC to fail to qualify as a REMIC. All income (other than any gain from a sale or disposition of the type referred to in the preceding sentence) realized from any such Permitted Investment shall be for the benefit of the Master Servicer as additional servicing compensation. The amount of any losses incurred in respect of any such investments shall be deposited in the Collection Account by the Master Servicer out of its own funds immediately as realized.

            The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of those described in the last paragraph of Section 5.14 and payments in the nature of prepayment charges other than prepayment penalties, late payment charges or assumption fees need not be deposited by the Master Servicer in the Collection Account.

Notwithstanding any provision herein to the contrary, the Master Servicer shall not deposit in any Collection Account any amount other than amounts required to be deposited therein in accordance with the terms of this Agreement, and the Master Servicer shall have the right at all times to transfer funds from the Collection Account to the Certificate Account. All funds deposited by the Master Servicer in the Collection Account and the Certificate Account shall be held therein for the account of the Trustee in trust for the Certificateholders [and the Certificate Insurer] until disbursed in accordance with Section 6.1 or withdrawn in accordance with Section 5.4.

            (c) Prior to the time of their required deposit in the Collection Account, all amounts required to be deposited therein may be deposited in an account in the name of Master Servicer, provided that such account is an Eligible Account. All such funds shall be held by the Master Servicer in trust for the benefit of the Certificateholders and the Certificate Insurer pursuant to the terms hereof.

            (d) The Collection Account may[, upon written notice by the Trustee to the Certificate Insurer,] be transferred to a different depository so long as such transfer is to an Eligible Account.

            Section 5.4 Permitted Withdrawals from the Collection Account and Trustee Collection Account. The Master Servicer is hereby authorized by the Trustee (such authorization to be revocable by the Trustee at any time), from time to time, to make withdrawals from the Collection Account or, as applicable, the Trustee Collection Account but only for the following purposes:

            (a) to reimburse itself from any funds in the Collection Account and the Trustee Collection Account for any accrued unpaid Servicing Fees and for unreimbursed Periodic Advances and Servicing Advances. The Master Servicer's right to reimbursement for unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts on deposit in the Collection Account as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for unreimbursed Periodic Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on related Mortgage Loans;

            (b) to reimburse itself for any Periodic Advances determined in good faith to have become Nonrecoverable Advances, such reimbursement to be made from any funds in the Collection Account and the Trustee Collection Account;

            (c) to withdraw from the Collection Account or the Trustee Collection Account any Preference Amount received from a Mortgagor;

            (d) to withdraw any funds deposited in the Collection Account or Trustee Collection Account that were mistakenly deposited therein;

            (e) to withdraw from the Collection Account or the Trustee Collection Account any funds needed to pay itself Servicing Compensation pursuant to Section 5.14 hereof to the extent not retained or paid pursuant to
Section 5.3, 5.4 or 5.14;

            (f) to withdraw from the Collection Account or the Trustee Collection Account to pay to the Transferor with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.4 or 3.3 or to pay to itself with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to
Section 8.1 all amounts received thereon and not required to be deposited into the Collection Account or the Trustee Collection Account as a result of such repurchase or replacement;

            (g) subject to the provisions of Section 5.20, to reimburse itself from the Collection Account or the Trustee Collection Account for (1) Nonrecoverable Advances that are not, with respect to aggregate Servicing Advances on any single Mortgage Loan or REO Property, in excess of the Principal Balance thereof and (2) for amounts to be reimbursed to the Master Servicer pursuant to Section 5.21;

            (h) to withdraw from the Collection Account or the Trustee Collection Account to pay to the Transferor with respect to each Mortgage Loan the excess, if any, of (1) interest accrued and unpaid on such Mortgage Loan on the Cut-Off Date, over (2) interest on such Mortgage Loan from the Due Date for such Mortgage Loan immediately preceding the Cut-Off Date to the Cut-Off Date;

            (i) to transfer funds from the Collection Account into the Trustee Collection Account and to withdraw funds from the Collection Account and the Trustee Collection Account necessary to make deposits to the Certificate Account (which shall include the Trustee Fee) in the amounts and in the manner provided for in Section 6.1 hereof;

            (j) to pay itself any interest earned on or investment income earned with respect to funds in the Collection Account or Trustee Collection Account; or

            (k) to clear and terminate the Collection Account and Trustee Collection Account upon the termination of this Agreement.

            The Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of accounting for withdrawals from the Collection Account pursuant to subclause (a).

            Section 5.5 Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records reflecting casualty insurance coverage.

            With respect to each Mortgage Loan as to which the Master Servicer maintains escrow accounts, the Master Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and casualty insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Master Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Master Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor.

            Section 5.6 Maintenance of Casualty Insurance. For each Mortgage Loan, the Master Servicer shall maintain or cause to be maintained in accordance with the Master Servicer's loan servicing policies and procedures and to the extent required by the related Mortgage Loan to be maintained by the Mortgagor, fire and casualty insurance with a standard mortgagee clause and extended coverage in an amount which is not less than the replacement value of the improvements securing such Mortgage Loan or the unpaid principal balance of such Mortgage Loan, whichever is less. If, upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and flood insurance has been made available) the Master Servicer will cause to be maintained in accordance with the Master Servicer's loan servicing policies and procedures and to the extent required by the related Mortgage Loan to be maintained by the Mortgagor, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the unpaid principal balance of the Mortgage Loan,
(ii) the full insurable value of the Mortgaged Property or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973. With respect to each Mortgage Loan, the Master Servicer shall in accordance with the Master Servicer's loan servicing policies and procedures also maintain fire insurance with extended coverage and, if applicable, flood insurance on REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the principal balance owing on such Mortgage Loan at the time of such foreclosure or grant of deed in lieu of foreclosure plus accrued interest and related Liquidation Expenses. It is understood and agreed that such insurance shall be with insurers approved by the Master Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. The parties acknowledge that the Master Servicer does not monitor maintenance of insurance with respect to every Mortgage Loan. Pursuant to Section 5.3, any amounts collected by the Master Servicer under any insurance policies maintained pursuant to this Section
5.6 (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 5.4. Any cost incurred by the Master Servicer in maintaining any such insurance shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Mortgage Note or the Mortgage Loan secured by the Mortgage Note or the distributions to be made to the Certificateholders. Such costs shall be recoverable by the Master Servicer pursuant to Section 5.4. In the event that the Master

Servicer shall obtain and maintain a blanket policy issued by an insurer that is acceptable to FNMA or FHLMC, insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation as set forth in the first sentence of this Section 5.6, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related mortgaged or acquired property an insurance policy complying with the first sentence of this Section 5.6 and there shall have been a loss which would have been covered by such a policy had it been maintained, be required to deposit from its own funds into the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.

            Section 5.7 Master Servicer Account. In addition to the Collection Account, the Master Servicer shall be permitted to establish and maintain one or more Master Servicer Accounts (collectively, the "Master Servicer Account"), each of which shall be an Eligible Account, in which the Master Servicer may deposit all payments by, and collections from, the Mortgagors received in connection with the Mortgage Loans prior to the Master Servicer's deposit of all such funds required to be deposited into the Collection Account. Withdrawals may be made out of such collections in the Master Servicer Account to reimburse the Master Servicer for any advances not otherwise required to be made from the Collection Account or for any refunds made by the Master Servicer of any sums determined to be overages, or to pay any interest owed to Mortgagors on such account to the extent required by law, and in order to terminate and clear the Master Servicer Account upon the termination of this Agreement upon the termination of the Trust Fund.

            Section 5.8 Fidelity Bond; Errors and Omissions Policy.

            (a) The Master Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy (an "Errors and Omissions Policy"), in a minimum amount acceptable to FNMA or otherwise in an amount as is commercially available at a cost that is not generally regarded as excessive by industry standards, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Master Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Master Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Master Servicer Employees. Such fidelity bond shall also protect and insure the Master Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.8 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee[, the Certificate Insurer] or any Certificateholder, the Master Servicer shall cause to be delivered to the Trustee, such Certificateholder [or the Certificate Insurer] a certified true copy of such fidelity bond and insurance policy. On the Closing Date, such bond and insurance is maintained with certain underwriters as may be specified in writing to [the Certificate Insurer and] the Trustee, from time to time. Any such fidelity bond or insurance policy shall not be canceled or modified in a materially adverse manner without written notice to the Trustee [and the Certificate Insurer].

            (b) The Master Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such a Fidelity Bond and Errors and Omissions Policy and, by the terms of such fidelity bond and errors and omission policy, the coverage afforded thereunder extends to the Master Servicer. The Master Servicer shall cause each and every Subservicer for it to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements of Section 5.8(a) hereof. Any such Fidelity Bond and Errors and Omissions Policy shall not be canceled or modified in a materially adverse manner without written notice to the Certificate Insurer.

            Section 5.9 Collection of Taxes, Assessments and Other Items. The Master Servicer shall deposit all payments by Mortgagors for taxes, assessments, primary mortgage or hazard insurance premiums or comparable items in the Collection Account. Withdrawals from the Collection Account may be made to effect payment of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items, to reimburse the Master Servicer out of related collections for any advances made in the nature of any of the foregoing, to refund to any Mortgagors any sums determined to be overages, or to pay any interest owed to Mortgagors on such account to the extent required by law. The Master Servicer shall advance the payments referred to in the first sentence of this Section 5.9 that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required to so advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer pursuant to Section 5.3 out of Liquidation Proceeds, Insurance Proceeds or otherwise.

            Section 5.10. Periodic Filings with the Securities and Exchange Commission; Additional Information. The Trustee shall prepare or cause to be prepared for filing with the Commission (other than the Current Report on Form 8-K to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates) any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed with the Commission pursuant to the Securities Exchange Act of 1934, and shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited pursuant to the Securities Exchange Act of 1934. The Depositor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests with, or other appropriate exemptive relief from, the Commission seeking the usual and customary exemption from such reporting requirements granted to issuers of securities similar to the Certificates. Fees and expenses incurred by the Depositor in connection with this Section shall not be reimbursable from the Trust Fund.

            The Master Servicer and the Depositor each agree to promptly furnish the Trustee, from time to time upon request, such further information, reports and financial statements within their respective control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.

            Section 5.11. Enforcement of Due-On-Sale Clauses; Assumption Agreements. In any case in which a Mortgaged Property is about to be conveyed by the Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable thereon) and the Master Servicer has knowledge of such prospective conveyance, the Master Servicer shall effect assumptions in accordance with the terms of any due-on-sale provision contained in the related Mortgage Note or Mortgage. The Master Servicer shall enforce any due-on-sale provision contained in such Mortgage Note or Mortgage to the extent the requirements thereunder for an assumption of the Mortgage Loan have not been satisfied to the extent permitted under the terms of the related Mortgage Note, unless such provision is not exercisable under applicable law and governmental regulations or in the Master Servicer's judgment, such exercise is reasonably likely to result in legal action by the Mortgagor, or such conveyance is in connection with a permitted assumption of the related Mortgage Loan. Subject to the foregoing, the Master Servicer is authorized to take or enter into an assumption agreement from or with the Person to whom such property is about to be conveyed, pursuant to which such person becomes liable under the related Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Interest Rate with respect to such Mortgage Loan shall remain unchanged. The Master Servicer is also authorized to release the original Mortgagor from liability upon the Mortgage Loan and substitute the new Mortgagor as obligor thereon. In connection with such assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual for mortgage loans similar to the Mortgage Loans and as it applies to mortgage loans owned solely by it. The Master Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the Mortgage Interest Rate of the related Mortgage Note and the payment terms shall not be changed. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as servicing compensation.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by the Mortgagor of the property subject to the Mortgage or any assumption of a Mortgage Loan by operation of law which the Master Servicer in good faith determines it may be restricted by law from preventing, for any reason whatsoever, or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy or, in the Master Servicer's judgment, be reasonably likely to result in legal action by the Mortgagor.

            Section 5.12. Realization Upon Defaulted Mortgage Loans. Except as provided in the last two paragraphs of this Section 5.12, the Master Servicer shall, on behalf of the Trust, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 5.1. In connection with such foreclosure or other conversion, the Master Servicer shall follow Accepted Servicing Practices. The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that
(i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall reimburse itself for such expense prior to the deposit in the Collection Account of such proceeds). The Master Servicer shall be entitled to reimbursement of the Servicing Fee and other amounts due it, if any, to the extent, but only to the extent, that withdrawals from the Collection Account and the Trustee Collection Account with respect thereto are permitted under Section 5.3.

            The Master Servicer may foreclose against the Mortgaged Property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure, and in the event a deficiency judgment is available against the Mortgagor or any other person, may proceed for the deficiency.

            In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be issued to the Trustee, or to the Master Servicer on behalf of the Trustee and the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Mortgage Loan shall be considered to be a Mortgage Loan held in the applicable REMIC of the Trust Fund until such time as the related Mortgaged Property shall be sold and such REO Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such REO Mortgage Loan shall be considered to be an Outstanding Mortgage
Loan:

            (a) Notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) shall be assumed to remain in effect, except that such schedule shall be adjusted to reflect the application of Net REO Proceeds received in any month pursuant to the succeeding clause.

            (b) Net REO Proceeds received in any month shall be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that such Mortgage Loan became an REO Mortgage Loan of the applicable REMIC of the Trust Fund, with the excess thereof, if any, being deemed to have been received in respect of the delinquent principal installments that remained unpaid on such date. Thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Mortgage Note and such amortization schedule. If such Net REO Proceeds exceed the then Unpaid REO Amortization, the excess shall be treated as a Curtailment received in respect of such Mortgage Loan.

            (c) The Net REO Proceeds allocated to the payment of a related Servicing Fee shall be limited to an amount equal to the product of (x) the total amount of Net REO Proceeds allocable to interest multiplied by (y) the fraction, the numerator of which is the interest rate at which the Servicing Fee is determined and the denominator of which is the Mortgage Interest Rate borne by such Mortgage Loan.

            In the event that the 200_ - _ REMIC acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property shall be disposed of by or on behalf of such 200_ - _ REMIC within three years after its acquisition thereby unless (i) the Master Servicer shall have provided to the Trustee an Opinion of Counsel to the effect that the holding by such 200_ - _ REMIC of the Trust Fund of such Mortgaged Property subsequent to three years after its acquisition (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not cause such 200_ - _ REMIC to be subject to the tax on prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject such 200_ - _ REMIC or the Trust Fund to tax or cause the 200_ - _ REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (ii) the Master Servicer or the Trustee (at the Master Servicer's expense) shall have applied for, at least 60 days prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Code Section 856(e)(3), in which case the three-year period shall be extended by the applicable period. The Master Servicer shall further ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the 200_
- _ REMIC of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the 200_ - _ REMIC does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2) with respect to such property.

            In lieu of foreclosing upon any defaulted Mortgage Loan, the Master Servicer may, in its discretion, permit the assumption of such Mortgage Loan if, in the Master Servicer's judgment, such default is unlikely to be cured and if the assuming borrower satisfies the Master Servicer's underwriting guidelines with respect to mortgage loans owned by the Master Servicer. In connection with any such assumption, the Mortgage Interest Rate of the related Mortgage Note and the payment terms shall not be changed. Any fee collected by the Master Servicer for entering into an assumption agreement will be retained by the Master Servicer as servicing compensation. Alternatively, the Master Servicer may encourage the refinancing of any defaulted Mortgage Loan by the Mortgagor.

            Notwithstanding the foregoing, prior to instituting foreclosure proceedings or accepting a deed-in-lieu of foreclosure with respect to any Mortgaged Property, the Master Servicer shall make, or cause to be made, inspection of the Mortgaged Property in accordance with the Accepted Servicing Practices and, with respect to environmental hazards, such procedures as are required by the provisions of the FNMA's selling and servicing guide applicable to single-family homes and in effect on the date hereof. The Master Servicer shall be entitled to rely upon the results of any such inspection made by others. In cases where the inspection reveals that such Mortgaged Property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the Master Servicer shall promptly give written notice of such fact to [the Certificate Insurer,] the Trustee and each Class A Certificateholder. The Master Servicer shall not commence foreclosure proceedings or accept a deed-in-lieu of foreclosure for such Mortgaged Property [without obtaining the consent of the Certificate Insurer].

            Section 5.13. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that

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payment in full will be escrowed in a manner customary for such purposes, the
Master Servicer shall (i) immediately deliver to the Trustee two copies of a notice substantially in the form of the Request for Release attached hereto as Exhibit H (which request shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.3 have been or shall be so deposited) and executed by a Servicing Officer and (ii) request delivery to it of the Mortgage File. Upon receipt of such Request for Release, or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from an Authorized Officer, the Trustee, or the Custodian on its behalf, shall promptly release the related Mortgage File to the Master Servicer. Upon any such payment in full, the Master Servicer is authorized to give, as agent for the Trustee and the mortgagee under the Mortgage which secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the property subject to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In connection therewith, the Trustee shall execute and return to the Master Servicer any required power of attorney provided to the Trustee by the Master Servicer and other required documentation in accordance with Section 5.1(d). From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a Request for Release signed by a Servicing Officer, release, or cause the Custodian to release, the related Mortgage File to the Master Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to the Request for Release herein above specified, the Mortgage File shall be delivered by the Trustee to the Master Servicer.

            Section 5.14. Servicing Fee; Servicing Compensation.

            (a) The Master Servicer shall be entitled, at its election, either
(1) to pay itself the Servicing Fee out of any Mortgagor payment on account of interest or Net REO Proceeds actually collected prior to the deposit of such payment in the Collection Account or (2) to withdraw from the Collection Account or Trustee Collection Account such Servicing Fee pursuant to Section 5.4. The Master Servicer shall also be entitled, at its election, either (i) to pay itself the Servicing Fee in respect of each delinquent Mortgage Loanout of Liquidation Proceeds in respect of such Mortgage Loan or other recoveries with respect thereto to the extent permitted in Section 5.3(a) or (ii) to withdraw from the Collection Account the Servicing Fee in respect of each such Mortgage Loan to the extent of such Liquidation Proceeds or other recoveries, to the extent permitted by Section 5.4(a).

            The aggregate Servicing Fee is reserved for the administration of the Trust Fund and, in the event of replacement of the Master Servicer as Master Servicer of the Mortgage Loans, for the payment of other expenses related to such replacement. The aggregate Servicing Fee shall be offset as provided in
Section 5.19. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including

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maintenance of the hazard insurance required by Section 5.5) and shall not be entitled to reimbursement therefor except as specifically provided herein.

            (b) Servicing compensation in the form of assumption fees, late payment charges, tax service fees, fees for statement of account or payoff of the Mortgage Loan (to the extent permitted by applicable law) or otherwise shall be retained by the Master Servicer and are not required to be deposited in the Collection Account.

            Section 5.15. Reports to the Trustee; Collection Account Statements. Not later than 15 days after each Remittance Date, the Master Servicer shall provide to the Trustee and the Certificate Insurer a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the related Determination Date, stating that all distributions required by this Agreement to be made by the Master Servicer on behalf of the Trustee have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section 5.3 and each category of withdrawal specified in Section 5.4, the allocation of such amounts between principal and interest collected on the Mortgage Loans and the aggregate of deposits into the Certificate Account as specified in Section 6.1(c). Such statement shall also state the aggregate unpaid Principal Balance of all the Mortgage Loans as of the close of business on the last day of the month preceding the month in which such Remittance Date occurs. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request.

            Section 5.16. Annual Statement as to Compliance. The Master Servicer will deliver to the Trustee, [the Certificate Insurer,] _______ and _______ not later than the last day of the fifth month (as of the Closing Date, May 31st) subsequent to the end of the Master Servicer's fiscal year, an Officers' Certificate stating as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The first such Officers' Certificate shall be delivered in _______ 20__. Such Officers' Certificate shall be accompanied by the statement described in Section 5.17 of this Agreement. Copies of such statement shall, upon request, be provided to any Certificateholder by the Master Servicer, or by the Trustee at the Master Servicer's expense if the Master Servicer shall fail to provide such copies.

            Section 5.17. Annual Independent Public Accountants' Servicing Report. Not later than the last day of the fifth month (as of the Closing Date, __________) subsequent to the end of the Master Servicer's fiscal year, the Master Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants to furnish a statement to the Trustee, [the Certificate Insurer,] _______ and _______ to the effect that, on the basis of an examination of certain documents and records relating to the servicing of the mortgage loans being serviced by the Master Servicer under pooling and servicing agreements similar to this Agreement (which agreements shall be described in a schedule to such statement), conducted substantially in

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

compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that such servicing has been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers and that such examination has disclosed no exceptions or errors relating to the servicing activities of the Master Servicer (including servicing of Mortgage Loans subject to this Agreement) that, in the opinion of such firm, are material, except for such exceptions as shall be set forth in such statement. The first such statement shall be delivered in _______ 20__. Copies of such statement shall, upon request, be provided to Certificateholders by the Master Servicer, or by the Trustee at the Master Servicer's expense if the Master Servicer shall fail to provide such copies. For purposes of such statement, such firm may conclusively presume that any pooling and servicing agreement which governs mortgage pass-through certificates offered by the Depositor (or any predecessor or successor thereto) in a registration statement under the Securities Act of 1933, as amended, is similar to this Agreement, unless such other pooling and servicing agreement expressly states otherwise. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Trustee in writing to agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Trustee shall not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from the information contained therein, including the Master Servicer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officer's Certificates).

            Section 5.18. Reports to be Provided by the Master Servicer.

            (a) In connection with the transfer of the Certificates, the Trustee on behalf of any Certificateholder may request that the Master Servicer make available to any prospective Certificateholder annual unaudited financial statements of the Master Servicer (or, upon request, audited annual financial statements of the Master Servicer's ultimate parent corporation) for one or more of the most recently completed fiscal years for which such statements are available, which request shall not be unreasonably denied or unreasonably delayed. [Such annual unaudited financial statements also shall be made available to the Certificate Insurer upon request.] In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Trustee in writing to agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Trustee shall not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from the information contained therein, including the Master Servicer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officer's Certificates).

            (b) The Master Servicer also agrees to make available on a reasonable basis to [the Certificate Insurer,] the Trustee or any prospective Certificateholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting

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

recent developments affecting the Master Servicer or the financial statements of the Master Servicer and to permit [the Certificate Insurer or] any prospective Certificateholder to inspect the Master Servicer's servicing facilities during normal business hours for the purpose of satisfying [the Certificate Insurer,] the Trustee or such prospective Certificateholder that the Master Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

            Section 5.19. Adjustment of Servicing Compensation in Respect of Prepaid Mortgage Loans. The aggregate amount of the Servicing Fees that the Master Servicer shall be entitled to receive with respect to all of the Mortgage Loans and each Remittance Date shall be offset on such Remittance Date by an amount equal to the aggregate Prepayment Interest Shortfall with respect to all Mortgage Loans which were subjects of Principal Prepayments during the Due Period applicable to such Remittance Date. The amount of any offset against the aggregate Servicing Fee with respect to any Remittance Date under this Section
5.19 shall be limited to the aggregate amount of the Servicing Fees otherwise payable to the Master Servicer (without adjustment on account of Prepayment Interest Shortfalls) with respect to (i) scheduled payments having the Due Date occurring in the Due Period applicable to such Remittance Date received by the Master Servicer prior to the Determination Date, and (ii) Principal Prepayments, Curtailments and Liquidation Proceeds received in the Due Period applicable to such Remittance Date, and the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

            Section 5.20. Periodic Advances. If, on the Business Day prior to any Determination Date, the Master Servicer determines that any Monthly Payments due on the Due Date immediately preceding such Determination Date have not been received as of the close of business on the second Business Day preceding such Determination Date, the Master Servicer shall determine the amount of any Periodic Advance required to be made with respect to such unpaid Monthly Payments on the related Determination Date. The Master Servicer shall, on the Business Day preceding such Determination Date, certify and deliver a magnetic tape or diskette to the Trustee indicating the payment status of each Mortgage Loan as of the second Business Day preceding such Determination Date and shall cause to be deposited in the Collection Account an amount equal to the Periodic Advance for the related Determination Date, which deposit may be made in whole or in part from funds in the Collection Account being held for future distribution or withdrawal on or in connection with Remittance Dates in subsequent months. Any funds being held for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by deposit into the Collection Account on or before the Determination Date corresponding to any such future Determination Date to the extent that funds in the Collection Account for such future Determination Date shall otherwise be less than the amount required to be transferred to the Certificate Account in respect of payments to Certificateholders required to be made on the Remittance Date related to such future Determination Date.

            The Master Servicer shall designate on its records the specific Mortgage Loans and related installments (or portions thereof) as to which such Periodic Advance shall be deemed to have been made, such designation, except in cases of manifest error, being conclusive for purposes of withdrawals from the Collection Account or Trustee Collection Account pursuant to Section 5.4.

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

            Section 5.21. Indemnification; Third Party Claims.

            (a) Each of the Master Servicer, the Depositor, and the Transferor (solely for the purpose of this Section 5.21, the "Indemnifying Parties") agrees to indemnify and to hold each of the Master Servicer, the Depositor, the Trustee, the Transferor[, the Certificate Insurer] and each Certificateholder (solely for the purpose of this Section 5.21, the "Indemnified Parties") harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Parties may, respectively, sustain in any way related to the failure of any one or more of the Indemnifying Parties to perform its respective duties in compliance with the terms of this Agreement. Each Indemnified Party and the Master Servicer shall promptly notify the other Indemnified Parties if a claim is made by a third party with respect to this Agreement, and the Master Servicer shall [with the consent of the Certificate Insurer, such consent not to be unreasonably withheld,] assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees [approved by the Certificate Insurer], and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Parties in respect of such claim. The Trustee shall, out of the assets of the Trust Fund, reimburse the Master Servicer in accordance with
Section 5.14 hereof for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Master Servicer to service and administer the Mortgages in compliance with the terms of this Agreement; provided, that the Master Servicer's indemnity hereunder shall not be in any manner conditioned on the availability of funds for such reimbursement.

            (b) The Trustee, at the written request of the Master Servicer (which the Trustee may conclusively rely on) shall reimburse the Transferor from amounts otherwise distributable on the Class R Certificates for all amounts advanced by the Transferor pursuant to the second sentence of Section 4.3 of the Purchase and Sale Agreement except when the relevant claim relates directly to the failure of the Transferor to perform its duties in compliance with the terms of the Purchase and Sale Agreement.

            Section 5.22. Maintenance of Corporate Existence and Licenses; Merger or Consolidation of the Master Servicer.

            (a) The Master Servicer will keep in full effect its existence, rights and franchises as a corporation, will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement and will otherwise operate its business so as to cause the representations and warranties under Section 3.1 to be true and correct at all times under this Agreement.

            (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be an established mortgage loan servicing institution [acceptable to the Certificate Insurer] that has a net worth of at least $15,000,000 and is a Permitted Transferee, and in all events shall be the successor of the Master Servicer without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary

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

notwithstanding. The Master Servicer shall send notice of any such merger or consolidation to the Trustee [and the Certificate Insurer].

            Section 5.23. Assignment of Agreement by Master Servicer; Master Servicer Not to Resign. The Master Servicer shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual written consent of the Master Servicer, the Transferor[, the Certificate Insurer] and the Trustee or upon the determination that the Master Servicer's duties hereunder are no longer permissible under applicable law and that such incapacity cannot be cured by the Master Servicer without the incurrence [, in the reasonable judgment of the Certificate Insurer,] of unreasonable expense. Any such determination that the Master Servicer's duties hereunder are no longer permissible under applicable law permitting the resignation of the Master Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Master Servicer) to such effect delivered to the Trustee, the Transferor, the Depositor [and the Certificate Insurer]. No such resignation shall become effective until the Trustee or another successor appointed in accordance with the terms of this Agreement has assumed the Master Servicer's responsibilities and obligations hereunder in accordance with Section 7.2. The Master Servicer shall provide the Trustee, _______ and _______ [and the Certificate Insurer] with 30 days prior written notice of its intention to resign pursuant to this Section 5.23.

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                                   ARTICLE VI

                           DISTRIBUTIONS AND PAYMENTS

            Section 6.1 Establishment of Certificate Account, Deposits to the Certificate Account.

            (a) The Trustee shall establish and maintain the Certificate Account which shall be titled "Certificate Account, ____________________, as trustee for the registered holders of _______ Home Equity Asset Backed Certificates, Series 200_ - _, Class A and Class R" and which shall be an Eligible Account. Notice of the establishment of the Certificate Account shall be promptly provided in writing to each of the Master Servicer, the Rating Agencies [and the Certificate Insurer].

            (b) The Trustee shall control and receive the income from the investment of funds in the Certificate Account. The Trustee shall deposit the amount of any losses incurred in respect of any such investments in the Certificate Account out of its own funds immediately as realized.

            (c) On each Determination Date, the Master Servicer shall cause to be deposited in the Certificate Account from funds on deposit in the Collection Account, an amount equal to the Master Servicer Remittance Amount (net of the amount to be deposited pursuant to clause (ii) below) and (ii) from funds on deposit in the Collection Account or the Trustee Collection Account, the Net Foreclosure Profits, if any with respect to the related Remittance Date, minus any portion thereof payable to the Master Servicer pursuant to Section 5.3.

            Section 6.2 Permitted Withdrawals From the Certificate Account. The Trustee shall, in accordance with the Master Servicer's written directions (in the case of (a), (b), (d) or (e) below) to the Trustee as described in Section 6.5, withdraw or cause to be withdrawn funds from the Certificate Account for the following purposes:

            (a) to effect the distributions described in Section 6.5(a) and 6.5(b);

            (b) to pay to or upon the direction of the Transferor with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.4 or 3.3 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased all amounts received thereon deposited in the Certificate Account that do not constitute property of the Trust Fund;

            (c) to pay the Trustee any interest earned on or investment income earned with respect to funds in the Certificate Account;

            (d) to return to the Collection Account any amount deposited in the Certificate Account that was not required to be deposited therein; and

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

            (e) to clear and terminate the Certificate Account upon termination of the Trust Fund pursuant to Article VIII.

            The Trustee shall keep and maintain a separate accounting for withdrawals from the Certificate Account pursuant to each of subclauses (a) through (e) listed above.

            Section 6.3 Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including, but not limited to, (i) all payments due from the Master Servicer or any Subservicer on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Master Servicer or by any Subservicer [and (ii) Insured Payments from the Certificate Insurer]. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall apply it as provided in this Agreement.

            [Section 6.4. The Certificate Insurance Policy.

            (a) Not later than two Business Days prior to the Remittance Date, the Trustee, based on the information provided to it by the Master Servicer pursuant to Section 6.5 hereof, shall determine with respect to the immediately following Remittance Date the amount to be on deposit in the Certificate Account reduced by (x) the sum of the amounts described in clauses (i) and (ii) of
Section 6.5(a) and the amounts described in clauses (i) and (ii) of Section 6.5(b) for the related Remittance Date, and further not including (y) any Insured Payment.

            (b) Not later than 12:00 noon New York City time on the second Business Day preceding each Remittance Date, the Trustee shall, if the Trustee, based solely on information provided by the Master Servicer, determines that the Available Amount for the related Remittance Date is less than the sum of the Class A-1 Interest Distribution Amount, Class A-2 Interest Distribution Amount, Class A-3 Interest Distribution Amount, Class A-4 Interest Distribution Amount and Class A-5 Interest Distribution Amount and any Subordination Deficit for such Remittance Date, complete a Notice in the form of Exhibit A to the Class A Certificate Insurance Policy, and submit such notice to the Certificate Insurer and such notice shall serve as a claim for an Insured Payment in an amount equal to the Insured Payment due with respect to the Class A Certificates for and on such Remittance Date. The Insured Payment shall be deposited directly into the Certificate Account in accordance with the Notice and the Certificate Insurance Policy.

            (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

            (d) In the event that the Trustee has received a certified copy of an order of the appropriate court that any amount distributed on the Class A Certificates, including any amounts represented by an Insured Payment, has been voided in whole or in part as a preference

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

payment under applicable bankruptcy law, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the Certificate Insurance Policy to obtain payment by the Certificate Insurer of such voided amount distributed, and shall, at the time it provides notice to the Certificate Insurer, notify, by mail to Certificateholders of the affected Certificates that, in the event any Certificateholder's amount distributed is so recovered, such Certificateholder will be entitled to payment pursuant to the Certificate Insurance Policy, a copy of which shall be made available through the Trustee, the Certificate Insurer or the Certificate Insurer's fiscal agent, if any, and the Trustee shall furnish to the Certificate Insurer or its fiscal agent, if any, its records evidencing the payments which have been made by the Trustee and subsequently recovered from Certificateholders, and dates on which such payments were made.

            (e) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Certificates. Each Certificateholder, by its purchase of Certificates, the Master Servicer and the Trustee agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (1) the direction of any appeal of any order relating to such Preference Claim and (2) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to, and each Certificateholder, the Master Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Master Servicer, the Trustee and each Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.]

            Section 6.5 Distributions. No later than 12:00 noon California time on the Business Day preceding each Determination Date, the Master Servicer shall deliver to the Trustee and to the Certificate Insurer a report in a mutually agreed upon format specifying (x) the outstanding Principal Balances of each of the Mortgage Loans as of the last day of the calendar month immediately preceding the Due Period applicable to such Determination Date, (y) such of the information included in Section 6.7(c) as to the Mortgage Loans as the Trustee may reasonably require [or the Certificate Insurer may reasonably request] and
(z) such information as to each Mortgage Loan as of the Record Date immediately preceding such Determination Date and such other information as the Trustee shall reasonably require [or the Certificate Insurer may reasonably request]. The Master Servicer shall include written direction to the Trustee [(with a copy delivered to the Certificate Insurer)] specifying the following information (which need not be in computer-readable form): (i) each amount to be transferred from the Collection Account to the Certificate Account, including (a) the Master Servicer Remittance Amount, (b) the Net Foreclosure Profits (net of any portion payable to the Master Servicer) and (c) the Periodic Advances for the related Remittance Date; and (ii) instructions to the Trustee specifying the amounts to be withdrawn from the Certificate Account pursuant to Section 6.2(a) (including therein an itemization of the amounts to be distributed pursuant to Section 6.2(a)(i) as specified in Sections 6.5(a)(i)-(ix) and 6.5(b)(i)-(ix)). The information with respect to the Remittance Date provided by the Master Servicer to the Trustee [and the Certificate Insurer] on the Business Day

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

preceding each Determination Date shall also include the Class A-1 Pass-Through Rate, the Premium Percentage, the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, the aggregate Principal Balance of the Mortgage Loans, the Overcollateralization Deficit; the Overcollateralization Increase Amount, the Overcollateralization Amount; the Overcollateralization Target Amount; and any Subordinate Deficit. The Master Servicer shall also calculate and provide the Available Amount, the Excess Spread, and the amount of any Insured Payment. Simultaneous with the delivery of the foregoing information to the Trustee, the Master Servicer shall provide the Trustee [and the Certificate Insurer] with a report including information specified in each of Sections 6.7(a)(i)-(xi) and in Section 6.7(c)(i)-(vii).

            (a) With respect to the Certificate Account (including, if deposited into such Certificate Account, any Insured Payments), on each Remittance Date, the Trustee shall make the following allocations, disbursements and transfers in the following order of priority, in accordance with the information received pursuant to the immediately preceding paragraph and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

            (i) from the Master Servicer Remittance Amount, to the Holders of the Class R Certificates, any prepayment penalties collected during the related Due Period with respect to a Mortgage Loan;

            (ii) from the Master Servicer Remittance Amount, to the Certificate Insurer, a Proportional Share of the [Certificate Insurance Premium Amount];

            (iii) from the Master Servicer Remittance Amount Available Amount, to the Trustee, a Proportional Share of the Trustee Fees then due to it;

            (iv) from the Available Amount plus any Excess Spread plus the applicable portion of any Insured Payment, to the Class A-1 Certificateholders an amount equal to the Class A-1 Interest Distribution Amount, to the Class A-2 Certificateholders an amount equal to the Class A-2 Interest Distribution Amount, to the Class A-3 Certificateholders an amount equal to the Class A-3 Interest Distribution Amount, to the Class A-4 Certificateholders an amount equal to the Class A-4 Interest Distribution Amount and to the Class A-5 Certificateholders and amount equal to the Class A-5 Interest Distribution Amount, PRO RATA;

            (v) from the Available Amount plus any Excess Spread plus the applicable portion of any Insured Payment, to the Class A-1 Certificateholders an amount equal to the Principal Distribution Amount net of any Overcollateralization Increase Amount included therein until the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders an amount equal to the Principal Distribution Amount net of any Overcollateralization Increase Amount included therein until the Class A-2 Principal Balance has been reduced to zero, then to the Class A-3 Certificateholders an amount equal to the remaining Principal Distribution Amount net of any Overcollateralization Increase Amount included therein until the Class A-3 Principal Balance has been reduced to zero, to the Class A-4 Certificateholders an amount equal to the remaining Principal Distribution Amount net of any Overcollateralization Increase Amount included therein until the Class A-4 Principal Balance has been reduced to zero and finally to the Class A-5 Certificateholders an amount equal to the remaining Principal Distribution Amount net of any Overcollateralization Increase Amount included therein until the Class A-5 Principal Balance has been reduced to zero;

            (vi) from the Excess Spread to the Class A-1 Certificateholders, Class A-2 Certificateholders, Class A-3 Certificateholders, Class A-4 Certificateholders or Class A-5 Certificateholders, as applicable, an amount equal to the excess of (a) the sum of the Class A-1 Interest Distribution Amount, the Class A-2 Interest Distribution Amount, the Class A-3 Interest Distribution Amount, the Class A-4 Interest Distribution Amount, the Class A-5 Interest Distribution Amount and any Principal Distribution Amount net of any Overcollateralization Increase Amount included therein over (b) the Available Amount until the Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance, Class A-4 Principal Balance or the Class A-5 Principal Balance, as applicable, has been reduced to zero;

            [(vii) to the Certificate Insurer the lesser of (x) the excess of
      (a) the amount in the Certificate Account (excluding Insured Payments) over (b) the amount of Insured Payments for such Remittance Date and (y) the outstanding Reimbursement Amount, if any, as of such Remittance Date;]

            (viii) from the Excess Spread, first to the Class A-1 Certificateholders an amount equal to any outstanding Overcollateralization Increase Amount until the Class A-1 Principal Balance has been reduced to zero, next to the Class A-2 Certificateholders an amount equal to any outstanding Overcollateralization Increase Amount until the Class A-2 Principal Balance has been reduced to zero, next to the Class A-3 Certificateholders an amount equal to any outstanding Overcollateralization Increase Amount until the Class A-3 Principal Balance has been reduced to zero, next to the Class A-4 Certificateholders an amount equal to any outstanding Overcollateralization Increase Amount until the Class A-4 Principal Balance has been reduced to zero and then to the Class A-5 Certificateholders an amount equal to any outstanding Overcollateralization Increase Amount until the Class A-5 Principal Balance has been reduced to zero; and

            (ix) to the Holders of the Class R Certificates, the remaining Available Amount on deposit in the Certificate Account on such Remittance Date, if any.

            Notwithstanding the foregoing, the aggregate amounts distributed on all Remittance Dates to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class A-3 Certificates, the Holders of the Class A-4 Certificates and the Holders of the Class A-5 Certificates on account of principal shall not exceed the Original Class A-1 Principal Balance, Original Class A-2 Principal Balance, Original Class A-3 Principal Balance, Original Class A-4 Principal Balance or Original Class A-5 Principal Balance, as applicable.

            Section 6.6 Investment of Accounts.

            (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account held by the Trustee may be invested and reinvested by the Trustee, in one or more Permitted Investments bearing interest or sold at a discount and maturing not later than the next Remittance Date. [Notwithstanding anything to the contrary in this Section 6.6(a), all amounts received under the Certificate Insurance Policy shall remain uninvested.]

            If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall be liable for any investment loss or other charge resulting therefrom.

            (b) So long as no Event of Default shall have occurred and be continuing, all net income and gain realized from investment of, and all earnings on, funds deposited in any Collection Account shall be for the benefit of the Master Servicer as servicing compensation (in addition to the Servicing
Fee). The Master Servicer shall deposit in the related Account the amount of any loss incurred in respect of any Permitted Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefor from its own funds.

            Section 6.7 Reports by Trustee.

            (a) On each Remittance Date the Trustee shall forward a report delivered to it by the Master Servicer on the Business Day preceding each Determination Date, as described in Section 6.5 hereof, to each Holder, [to the Certificate Insurer,] to the Depositor, to the Master Servicer, to _______ and to _______ (the "Trustee Remittance Report"). Such report shall set forth the following information:

            (i) the amount of the distributions made on such Remittance Date with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class R Certificates;

            (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included therein;

            (iii) the amount of such distributions allocable to interest and the calculation thereof;

            (iv) the amount of any Net Liquidation Proceeds included in such distributions and the calculation thereof;

            (v) the principal amount of the Class A-1 Certificates (based on a Certificate in an original principal amount of $1,000), the principal amount of the Class A-2

      Certificates (based on a Certificate in an original principal amount of $1,000), the principal amount of the Class A-3 Certificates (based on a Certificate in an original principal amount of $1,000), the principal amount of the Class A-4 Certificates (based on a Certificate in an original principal amount of $1,000) and the principal amount of the Class A-5 Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, and the outstanding amount of the Principal Balances, after giving effect to any principal payments made on such Remittance Date;

            (vi) the amount of any Insured Payment included in the amounts distributed to the Class A Certificateholders on such Remittance Date;

            (vii) (a) the amount of the Overcollateralization Amount, the Overcollateralization Target Amount, the Overcollateralization Increase Amount and (b) any Subordination Deficit on such Remittance Date;

            (viii) the total of any Substitution Adjustments and any Loan Repurchase Price amounts included in each such distribution; and

            (ix) the amounts, if any, of any related Liquidation Loan Losses for the related Due Period.

Items (i), (ii) and (iii) above shall, with respect to the Class A Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by __________ of each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Holder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Certificates for such calendar year.

            (b) All distributions made to the Certificateholders according to Class or type of Certificate on each Remittance Date will be made on a PRO RATA basis among the Certificateholders as of the next preceding Record Date based on the proportional beneficial ownership interest in the 200_ - _ REMIC as are represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if, in the case of a Class A Certificateholder, such Certificateholder shall own of record Certificates of the same Class which have denominations aggregating at least $5,000,000 appearing in the Certificate Register and shall have provided complete wiring instructions at least five Business Days prior to the Record Date, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register.

            (c) In addition, on each Remittance Date the Trustee will distribute to each Holder, [to the Certificate Insurer,] to the Underwriter, to the Depositor, to _______ and to _______, together with the information described in subsection (a) preceding, the following information with respect to the Mortgage Loans as of the close of business on the last Business Day of the prior calendar month (except as otherwise provided in clause (v) below), which is hereby required to be prepared by the Master Servicer and furnished to the Trustee for such purpose on or prior to the related Determination Date:

            (i) the total number of Mortgage Loans and the aggregate Principal Balances thereof, together with the number, aggregate principal balances of such Mortgage Loans and the percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans (A) 30-59 days Delinquent, (B) 60-89 days Delinquent and
      (C) 90 or more days Delinquent;

            (ii) the number, aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans in foreclosure proceedings and the number, aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans also included in any of the statistics described in the foregoing clause (i);

            (iii) the number, aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings and the number, aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i);

            (iv) the number, aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans relating to REO Mortgage Loans and the number, aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans that are also included in any of the statistics described in the foregoing clause (i);

            (v) the weighted average of the Mortgage Interest Rate for the Mortgage Loans on the Due Date occurring in the Due Period related to such Remittance Date;

            (vi) the weighted average remaining term to stated maturity of all Mortgage Loans; and

            (vii) the book value of any REO Property.

            Section 6.8 Additional Reports by Trustee and by Master Servicer.

            (a) The Trustee shall report to the Depositor, the Master Servicer [and the Certificate Insurer] with respect to the amount then held in the Certificate Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the Depositor, the Master Servicer [or the Certificate Insurer] may from time to time request in writing.

            [(b) From time to time, at the request of the Certificate Insurer, the Trustee shall report to the Certificate Insurer with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in the Purchase and Sale Agreement, the Mortgage Loan Sale Agreement or in Section
3.1 or 3.2 hereof.]

            (c) On each Remittance Date, the Trustee shall forward to Bloomberg Financial Markets, L.P. ("Bloomberg") and the Underwriter information prepared by the Master Servicer with respect to the Mortgage Loan and the Certificates as of such Remittance Date, using a format and media mutually acceptable to the Trustee, the Underwriter and Bloomberg.

            Section 6.9 Compensating Interest. Not later than the close of business on the third Business Day prior to the Remittance Date, the Master Servicer shall remit to the Trustee (without right or reimbursement therefor) for deposit into the Certificate Account an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Remittance Date resulting from Principal Prepayments during the related Due Period and (ii) its aggregate Servicing Fees received in the related Due Period (the "Compensating Interest").

            Section 6.10. Effect of Payments by the Certificate Insurer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Certificates from the Trust. The Depositor, the Master Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Master Servicer, the Trustee or the Certificate Registrar (i) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to, and each Certificateholder, the Master Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to the Certificateholders in respect of securities law violations arising from the offer and sale of the Certificates, and (ii) the Certificate Insurer shall be paid such amounts but only from the sources and in the manner provided herein for the payment of such amounts. The Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.]

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                                      -76-

                                   ARTICLE VII

                                     DEFAULT

            Section 7.1 Events of Default.

            (a) In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer to remit to the Trustee any payment required to be made by the Master Servicer under the terms of this Agreement or to deliver the report required by Section 6.5 of this Agreement;

            (ii) the failure by the Master Servicer to make any required Servicing Advance or Periodic Advance;

            (iii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach of any representation and warranty made pursuant to Section
      3.1 to be true and correct which continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Master Servicer, as the case maybe, by the Depositor or the Trustee or to the Master Servicer and the Trustee by any Certificateholder [or the Certificate Insurer];

            (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

            (v) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property;

            (vi) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

            (vii) the continuation of a Master Servicer Termination Delinquency Rate Trigger or a Master Servicer Termination Loss Trigger;

then, and in each and every such case, so long as an Event of Default shall not have been remedied with respect to (i) - (viii) above, the Trustee shall, but only at the direction of the Certificate Insurer or the Majority Certificateholders with the consent of the Certificate Insurer, by notice in writing to the Master Servicer and a Responsible Officer of the Trustee, (x) remove the Master Servicer, (y) terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as Master Servicer; and (z) with respect to clauses (vii) and
(viii) above, the Trustee shall[, but only at the direction of the Certificate Insurer,] after notice in writing to the Master Servicer and a Responsible Officer of the Trustee, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as Master Servicer. Upon receipt by the Master Servicer and the Trustee of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 7.2, pass to and be vested in the Trustee or its designee [approved by the Certificate Insurer] and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, at the expense of the Master Servicer, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents. The Master Servicer agrees to cooperate (and pay any related costs and expenses) with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Master Servicer to the Collection Account or thereafter received with respect to the Mortgage Loans. The Trustee shall promptly notify [the Certificate Insurer,] _______ and _______ upon receiving notice of, or its discovery of, the occurrence of an Event of Default.

            Section 7.2 Trustee to Act; Appointment of Successor.

            (a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.1, or the Trustee [and the Certificate Insurer] receive the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 5.23, or the Master Servicer is removed as Master Servicer pursuant to Article VII, in which event the Trustee shall promptly notify [the Certificate Insurer] and _______ and _______, except as otherwise provided in Section 7.1, the Trustee or its designee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on or after the date of succession; provided, however, that the Trustee shall not be liable for any actions or the representations and warranties of any Master Servicer prior to it and including, without limitation, the obligations of the Master Servicer set forth in Sections 2.4 and 3.3. The parties hereto acknowledge that during a period not to exceed 90 days, the successor Master Servicer will not be able to fully service the Mortgage Loans until the transition of servicing is complete. Such 90-day period shall be extended as necessary in the event that the Master Servicer does not cooperate with such successor or the data provided by the Master Servicer is incomplete or faulty. The Trustee, as Successor Master Servicer, or any other successor Master Servicer shall be obligated to pay Compensating Interest pursuant to Section 6.9 hereof; the Trustee, as Successor Master Servicer is obligated to make advances pursuant to Section 5.20 unless, and only to the extent the Trustee, as Successor Master Servicer determines reasonably and in good faith that such advances would not be recoverable pursuant to Sections 5.4(b), 5.4(g) or 5.4(j), such determination to be evidenced by a certification of a Responsible Officer of the Trustee, as Successor Master Servicer [delivered to the Certificate Insurer].

            (b) Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority Certificateholders [with the consent of the Certificate Insurer or the Certificate Insurer] so requests in writing to the Trustee, appoint, pursuant to the provisions set forth in paragraph (c) below, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution [acceptable to the Certificate Insurer] that has a net worth of not less than $15,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder.

            (c) Any Successor Master Servicer shall be entitled to the Servicing Compensation (including a fee not to exceed the Servicing Fee) and other funds pursuant to Section 5.14 hereof as the Master Servicer if the Master Servicer had continued to act as Master Servicer hereunder.

            (d) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor Master Servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Master Servicer, as applicable, at the Master Servicer's cost and expense, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Master Servicer, as applicable, all amounts that then have been or should have been deposited in the Collection Account by the Master Servicer or that are thereafter received with respect to the Mortgage Loans. Any collections received by the Master Servicer after such removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor Master Servicer. Neither the Trustee nor any other successor Master Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (1) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (2) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer hereunder. No appointment of a successor to the Master Servicer hereunder shall be effective until the Trustee [and the Certificate Insurer] shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee [to the Certificate Insurer and] to each Certificateholder. The Trustee shall not resign as Master Servicer until a successor Master Servicer [reasonably acceptable to the Certificate Insurer] has been appointed.

            (e) Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer pursuant to Section 5.14, together with other Servicing Compensation. The Master

Servicer, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            Section 7.3 Waiver of Defaults. The [Certificate Insurer or the] Majority Certificateholders may, on behalf of all Certificateholders, [and subject to the consent of the Certificate Insurer,] waive any events permitting removal of the Master Servicer as Master Servicer pursuant to this Article VII; provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to _______ and _______.

            Section 7.4 Mortgage Loans, Trust Fund and Accounts Held for Benefit of the Certificate Insurer.

            [(a) The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

            (b) The Master Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.]

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                                      -80-

                                  ARTICLE VIII.

                                   TERMINATION

            Section 8.1 Termination.

            (a) This Agreement shall terminate upon written notice to the Trustee of either: (1) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Master Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to [the Certificate Insurer and] the Trustee or (2) mutual consent of the Master Servicer[, the Certificate Insurer] and all Certificateholders in writing; provided, however, that in no event shall the Trust established by this Agreement terminate later than twenty-one years after the death of the last survivor of the descendants of John D. Rockefeller, alive as of the date hereof.

            (b) In addition, the Master Servicer may, at its option and at its sole cost and expense [(or, if the Master Servicer does not exercise this option, the Certificate Insurer may, at its sole cost and expense)], repurchase all of the Mortgage Loans on the Optional Termination Date, on the next succeeding Remittance Date, at a price equal to the sum of (1) the greater of
(i) 100% of the Principal Balance of each outstanding Mortgage Loan and each REO Mortgage Loan, and (ii) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which shall be delivered to the Trustee [and the Certificate Insurer] by the Master Servicer and the reasonable cost of which may be deducted from the final purchase price) made by nationally recognized dealers and based on a valuation process which would be used to value comparable mortgage loans and REO property, plus (2) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Due Period and 30 days' interest thereon at a rate equal to the weighted average of the Mortgage Interest Rates for the Mortgage Loans, net of the Servicing Fee, plus (3) [any unreimbursed amounts due to the Certificate Insurer under this Agreement or the Certificate Insurer Agreement or] any Trustee Fee then due (the "Termination Price"). Any such purchase shall be accomplished by deposit into the Certificate Account the Termination Price. [No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the Certificate Insurance Policy, or (ii) unless the Master Servicer shall have delivered to the Certificate Insurer an Opinion of Counsel reasonably satisfactory to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. Sections 101 ET SEQ., as amended.]

            (c) If on any Remittance Date, the Master Servicer determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than funds in the Certificate Account, the Master Servicer shall send a final distribution notice promptly to each such Certificateholder in accordance with paragraph (d) below.

            (d) Notice of any termination, specifying the Remittance Date upon which the Trust Fund and the 200_ - _ REMIC will terminate and the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer by letter to each of the Certificateholders identified to the Master Servicer by the Trustee as the Certificateholders of record as of the most recent Record Date, and shall be mailed during the month of such final distribution before the Determination Date in such month, specifying (1) the Remittance Date upon which final payment of such Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Master Servicer shall give such notice to the Trustee therein specified. The Master Servicer shall give such notice to the Trustee at the time such notice is given to Certificateholders. [The obligations of the Certificate Insurer hereunder shall terminate upon the deposit by the Master Servicer with the Trustee of a sum sufficient to purchase all of the Mortgage Loans and REO Properties as set forth above and when the Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance, Class A-4 Principal Balance and Class A-5 Principal Balance has been reduced to zero.]

            (e) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Master Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, all of the affected Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice all the affected Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look only to the Class R Certificateholders for payment. Such funds shall remain uninvested.

            Section 8.2 Additional Termination Requirements.

            (a) In the event that the Master Servicer exercises its purchase option as provided in Section 8.1, the 200_ - _ REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel (which shall not be an expense of the Trustee) to the effect that the failure of the 200_ - _ REMIC (or of any other REMIC of the Trust Fund) to comply with the requirements of this Section 8.3 will not (1) result in the imposition of taxes on "prohibited transactions" of such REMIC as defined in Section 860F of the Code or (2) cause such REMIC to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding:

            (i) Within 90 days prior to the final Remittance Date the Master Servicer shall adopt and the Trustee shall sign, a plan of complete liquidation of the 200_ - _ REMIC (or the applicable REMIC of the Trust
      Fund) meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

            (ii) At or after the time of adoption of such a plan of complete liquidation, which plan shall include a description of the method for such liquidation and the price to be conveyed for all of the assets of the 200_
      - _ REMIC at the time of such liquidation, and at or prior to the final Remittance Date, the Trustee shall sell all of the assets of the 200_ - _ REMIC (or the applicable REMIC of the Trust Fund) to the Master Servicer for cash; and

            (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (a) to the Class A Certificateholders the Certificate Principal Balance, plus one month's interest thereon at the related Class A Pass-Through Rate, and (b) to the Class R Certificateholders, all of such REMIC's cash on hand after such payment to the Class A Certificateholders (other than cash retained to meet claims) and the 200_ - _ REMIC shall terminate at such time.

            (b) By their acceptance of the Certificates, the Holders thereof hereby agree to appoint the Master Servicer as their attorney in fact to: (1) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate or upon the written request of the Certificate Insurer and (2) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

            Section 8.3 Accounting Upon Termination of Master Servicer. Upon termination of the Master Servicer, the Master Servicer shall, at its expense:

            (a) deliver to its successor or, if none shall yet have been appointed, to the Trustee, the funds in any Account;

            (b) deliver to its successor or, if none shall yet have been appointed, to the Trustee all Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

            (c) deliver to its successor or, if none shall yet have been appointed, to the Trustee and, upon request, to the Certificateholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

            (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the "MASTER SERVICER" under this Agreement.

                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.1 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and power vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or the Transferor hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected [and, if the instrument is not corrected to the Trustee's satisfaction, the Trustee will, at the expense of the Master Servicer notify the Certificate Insurer and request written instructions as to the action it deems appropriate to have the instrument corrected, and if the instrument is not so corrected, the Trustee will provide notice thereof to the Certificate Insurer who shall then direct the Trustee as to the action, if any, to be taken.]

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith [in accordance with the direction of the Certificate Insurer or with the consent of the Certificate Insurer,] any Class of the Class A Certificateholders holding Class A Certificates evidencing Percentage Interests of such Class of at least 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

            (iv) The Trustee shall not be required to take notice or be deemed to have notice or actual knowledge of any default or Event of Default (except an Event of Default with respect to the nonpayment of any amount described in Section 7.1(a)), unless a Responsible Officer of the Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default (except a failure to make a Periodic Advance);

            (v) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties powers and privileges of, the Master Servicer in accordance with the terms of this Agreement; and

            (vi) Subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty
      (a) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (b) to see to any insurance, (c) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust, the Trust Fund, the Certificateholders or the Mortgage Loans, (d) to confirm or verify the contents of any reports or certificates of the Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            (d) It is intended that the 200_ - _ REMIC formed hereunder shall constitute, and that the affairs of the 200_ - _ REMIC shall be conducted so as to qualify it as, a REMIC as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) and as Tax Matters Person on behalf of the 200_ - _ REMIC, and that in such capacities it shall:

            (i) prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and any other Tax Return required to be filed by the 200_ - _ REMIC, using a calendar year as the taxable year for the 200_ - _ REMIC;

            (ii) make, or cause to be made, an election, on behalf of the 200_ - _ REMIC, to be treated as a REMIC on the federal tax return of the 200_ - _ REMIC for its first taxable year;

            (iii) prepare and forward, or cause to be prepared and forwarded, to the Trustee, the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions;

            (iv) to the extent that the affairs of the 200_ - _ REMIC are within its control, conduct such affairs of the 200_ - _ REMIC at all times that any Certificates are outstanding so as to maintain the status of the 200_
      - _ REMIC as a REMIC under the REMIC Provisions and any other applicable federal, state and local laws, including, without limitation, information reports relating to "original issue discount," as defined in the Code, based upon the Prepayment Assumption and calculated by using the issue price of the Certificates;

            (v) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the 200_ - _ REMIC;

            (vi) pay the amount of any and all federal, state, and local taxes imposed on the Trust Fund, prohibited transaction taxes as defined in
      Section 860F of the Code, other than any amount due as a result of a transfer or attempted or purported transfer in violation of Section 4.2, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee shall be entitled to reimbursement in accordance with Sections 9.1(c) and
      9.5 hereof;

            (vii) ensure that any such returns or reports filed on behalf of the Trust Fund by the Trustee are properly executed by the appropriate person and submitted in a timely manner;

            (viii) represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust Fund, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any item of the Trust Fund and otherwise act on behalf of the Trust Fund in relation to any tax matter involving the Trust Fund;

            (ix) as provided in Section 5.18 hereof, make available information necessary for the computation of any tax imposed (1) on transferors of residual interests to transferees that are not Permitted Transferees or (2) on pass-through entities, any interest in which is held by an entity which is not a Permitted Transferee. The Trustee covenants and agrees that it will cooperate with the Master Servicer in the foregoing matters and that it will sign, as Trustee, any and all Tax Returns required to be filed by the Trust Fund. Notwithstanding the foregoing, at such time as the Trustee becomes the successor Master Servicer, the holder of the largest percentage of the Class R Certificates shall serve as Tax Matters Person until such time as an entity is appointed to succeed the Trustee as Master Servicer;

            (x) make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Class R Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at anytime any Person that is not a Permitted Transferee. Reasonable compensation for providing such information may be accepted by the Trustee;

            (xi) pay out of its own funds, without any right of reimbursement from the assets of the Trust Fund, any and all tax related expenses of the Trust Fund (including, but not limited to, tax return preparation and filing expenses and any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any Opinion of Counsel required pursuant to Sections 3.3, 5.12 and 8.2 and other than taxes except as specified herein;

            (xii) upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificates with respect to the following matters:

                        (1) the original projected principal and interest cash
                  flows on the Closing Date on the regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                        (2) the projected remaining principal and interest cash
                  flows as of the end of any calendar quarter with respect to the regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                        (3) the Prepayment Assumption and any interest rate
                  assumptions used in determining the projected principal and interest cash flows described above;

                        (4) the original issue discount (or, in the case of the
                  Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to the regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                        (5) the treatment of losses realized with respect to the
                  Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the 200_ - _ REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                        (6) the amount and timing of any non-interest expenses
                  of the 200_ - _ REMIC; and

                        (7) any taxes (including penalties and interest) imposed
                  on the 200_ - _ REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes; and

            (xiii) make any other required reports in respect of interest payments in respect of the Mortgage Loans and acquisitions and abandonments or Mortgaged Property to the Internal Revenue Service and/or the borrowers, as applicable.

            In the event that any tax is imposed on "prohibited transactions" of the REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMIC after the Startup Date pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement, or otherwise (iii) the holders of the Class R Certificates in proportion to their undivided beneficial ownership interest in the related REMIC as are represented by such Class R Certificates. To the extent such tax is chargeable against the holders of the Class R Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the Class R Certificates on any Remittance Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has paid the tax and not been previously reimbursed or indemnified therefor).

            Section 9.2 Certain Matters Affecting the Trustee.

            (a) Except as otherwise provided in Section 9.1:

            (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

            (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders [or the Certificate Insurer, as applicable,] shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

            (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by [the Certificate Insurer or] Holders of any Class of Class A Certificates evidencing Percentage Interests aggregating not less than 25% of such class; provided, however, that -------- ------- if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand from the Master Servicer's own funds;

            (vi) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

            (vii) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder; and

            (viii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            (b) Following the Startup Date, the Trustee shall not knowingly accept any contribution of assets to the Trust Fund, unless the Trustee shall have received an Opinion of Counsel (at the expense of the Master Servicer) to the effect that the inclusion of such assets in the Trust Fund will not cause the 200_ - _ REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the 200_ - _ REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances. The Trustee agrees to indemnify the Trust Fund and the Master Servicer for any taxes and costs, including any attorney's fees, imposed or incurred by the Trust Fund or the Master Servicer as a result of the breach of the Trustee's covenants set forth within this subsection (b).

            Section 9.3 Not Liable for Certificates or Mortgage Loans. The recitals contained herein (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Transferor or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.

            Section 9.4 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgor of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

            Section 9.5 Trustee's Fees and Expenses; Indemnity.

            (a) The Trustee acknowledges that in consideration of the performance of its duties hereunder it is entitled to receive the Trustee Fee in accordance with the provision of Section 6.5(a) and Section 6.5(b). The Trustee shall not be entitled to compensation for any expense, disbursement or advance as may arise from its negligence or bad faith, and, prior to the occurrence of an Event of Default, the Trustee shall have no lien on the Trust Fund for the payment of its fees and expenses.

            (b) The Trust Fund, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Master Servicer and held harmless against any loss, liability, claim, damage or expense arising out of, or imposed upon the Trust or the Trustee, other than any loss, liability or expense incurred by reason of (i) the acts of the Trustee not authorized or required pursuant to this Agreement or taken pursuant to written instructions received from the Master Servicer[, [the Certificate Insurer] or the Majority Holders, or (ii) by reason of the Trustee's reckless disregard of obligations and duties hereunder. The obligation of the Master Servicer under this Section
9.5 arising prior to any resignation or termination of the Master Servicer hereunder shall survive termination of the Master Servicer and payment of the Certificates, and shall extend to any co-trustee appointed pursuant to this
Article IX.

            Section 9.6 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) a banking association organized and doing business under the laws of any state or the United States of America subject to supervision or examination by federal or state authority, (b) authorized under such laws to exercise corporate trust powers, including taking title to the Trust Fund assets on behalf of the Certificateholders (c) having a combined capital and surplus of at least $50,000,000, (d) whose long-term deposits, if any, shall be rated at least

____ by _______ and ____ by _______ (except as provided herein) or such lower long-term deposit [rating as may be approved in writing by the Certificate Insurer,] [and (e) reasonably acceptable to the Certificate Insurer.] If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.7.

            Section 9.7 Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Master Servicer[, the Certificate Insurer] and to all Certificateholders. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders[, the Certificate Insurer] and the Transferor by the Master Servicer. Unless a successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.6 and shall fail to resign after written request therefor by the Master Servicer or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer [or the Certificate Insurer] may remove the Trustee, and the Master Servicer shall, within 30 days after such removal, appoint[, subject to the approval of the Certificate Insurer, which approval shall not be unreasonably delayed,] a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders[, the Certificate Insurer] and the Transferor by the Master Servicer.

            (c) If the Trustee fails to perform in accordance with the terms of this Agreement, the Majority Certificateholders [or the Certificate Insurer] may remove the Trustee and appoint a successor trustee [acceptable to the Certificate Insurer] by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 9.8.

            Section 9.8 Successor Trustee. Any successor trustee appointed as provided in Section 9.7 shall execute, acknowledge and deliver to the Depositor[, the Certificate Insurer], the Transferor, the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.6. Upon acceptance of appointment by a successor trustee as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to _______ and _______. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            Section 9.9 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 9.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.6 hereunder, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.8 hereof.

            (a) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (b) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (c) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee, provided that the Trustee appointed such separate trustee or co-trustee with due care. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.11. Tax Returns; OID Interest Reporting. The Master Servicer and the Depositor, as applicable, upon request, will promptly furnish the Trustee with all such information as may be reasonably required in connection with the Trustee's preparation of all Tax Returns of the Trust Fund (including all such loan level information as the Trustee may reasonably request) or for the purpose of the Trustee responding to reasonable requests for information made by Certificateholders in connection with tax matters, and, upon request within seven (7) Business Days after its receipt thereof, the Master Servicer shall (i) sign on behalf of the Trust Fund any Tax Return that the Master Servicer is required to sign pursuant to applicable federal, state or local tax laws, and (ii) cause such Tax Return to have been returned to the Trustee for filing and for distribution to Certificateholders if required.

            Section 9.12. Retirement of Certificates. The Trustee shall, upon the retirement of the Certificates pursuant hereto or otherwise, furnish to the Certificate Insurer a notice of such retirement, and, upon retirement of the Certificates and the expiration of the term of the Certificate Insurance Policy, shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation.]

             [Remainder of this page intentionally left blank]

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.1. Limitation on Liability of the Depositor and the Master Servicer. Neither the Depositor nor the Master Servicer nor any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust, the Certificateholders [or the Certificate Insurer] for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Master Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Depositor or the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

            Section 10.2. Acts of Certificateholders; Certificateholders'
Rights.

            (a) Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders [or the Certificate Insurer] agrees to take such action or give such consent or approval.

            (b) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heir to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (c) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof or thereof.

            (d) The rights of the Certificateholders of Series 200_ - _ will be determined pursuant to this Agreement. The rights of the Holders of any certificates or other instruments which may be issued by the Trustee pursuant to
Section 4.2 of this Agreement shall be determined by a supplement with respect thereto. Such supplement may provide for any other agreements between the parties hereto as long as such agreements do not violate, as to any Certificate, certificates or other instruments, Section 10.3.

            Section 10.3. Amendment or Supplement.

            (a) This Agreement may be amended or supplemented from time to time by the Master Servicer, the Depositor and the Trustee by written agreement[, upon the prior written consent of the Certificate Insurer (which consent shall not be withheld if, in the Opinion of Counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders and such consent would not adversely affect the interests of the Certificate Insurer),] without notice to or consent of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee [and the Certificate Insurer], adversely affect in any material respect the interests of any Certificateholder, adversely affect the status of the 200_ - _ REMIC as a REMIC or cause a tax to be imposed on such REMIC; and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party; and provided, finally, that any such amendment shall, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee [and the Certificate Insurer], comply with the terms of this Agreement. The Trustee shall give prompt written notice to _______ and _______ of any amendment made pursuant to this Section 10.3 or pursuant to Section 6.10 of the Purchase and Sale Agreement.

            (b) This Agreement may be amended or supplemented from time to time by the Master Servicer, the Depositor and the Trustee [with the consent of the Certificate Insurer] (which consent shall not be withheld if, in the Opinion of Counsel addressed to the Trustee [and the Certificate Insurer,] failure to amend would adversely affect the interests of the Certificateholders and such consent would not adversely affect the interests of the Certificate Insurer),the Majority Certificateholders and the Holders of the majority of the undivided beneficial ownership interest in the 200_ - _ REMIC as is represented by the Class R Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee [and the Certificate Insurer] receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the 200_ - _ REMIC as a REMIC or cause a tax to be imposed on such REMIC; and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of Certificates affected thereby; and provided, finally, that any such amendment shall, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee [and the Certificate Insurer], comply with the terms of this Agreement.

            (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

            Section 10.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction and at the expense of Majority Certificateholders requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

            Section 10.5. Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

            Section 10.6. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (i) in the case of the Master Servicer, ________________________ ________________________________________________________, with a copy to
_______________________________________________________________ (with copies to the Transferor), (ii) in the case of the Transferor, _____________________ _________________________________, with an additional copy of such notice simultaneously delivered to the Master Servicer, (iii) in the case of the Trustee, ________________________
___________________________________________________, _______ Home Equity Trust
200_ - _, (iv) in the case of the Certificateholders, as set forth in the Certificate Register, (v) in the case of _______, ______________________
_______________________________________________________________, (vi) in the
case of _____________________________________________________________, [(vii) in
the case of the Certificate Insurer, ______________________________________
______________, (viii) in the case of [________________________________], 200
Park Avenue, New York, New York 10166, Attention: [________]. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

            Section 10.7. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

            Section 10.8. No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Master Servicer shall be rendered as an independent contractor and not as agent for the Certificateholders.

            Section 10.9. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

            Section 10.10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Master Servicer, the Depositor, the Trustee and the Certificateholders and their respective successors and permitted assigns.

            Section 10.11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

            Section 10.12. The Certificate Insurer Default. Any right conferred to the Certificate Insurer shall be suspended during any period in which a Certificate Insurer Default exists. At such time as the Certificates are no longer outstanding hereunder, and no amounts owed to the Certificate Insurer hereunder remain unpaid, the Certificate Insurer's rights hereunder shall terminate.]

            Section 10.13. Third Party Beneficiary. The parties agree that each of the Transferor [and the Certificate Insurer] is intended and shall have all rights of a third-party beneficiary of this Agreement.

            Section 10.14. Intent of the Parties. It is the intent of the Depositor and Certificateholders that, for federal income taxes, state and local income or franchise taxes and other taxes imposed on or measured by income, the Certificates will be treated as evidencing beneficial ownership interests in a REMIC. The parties to this Agreement and the holder of each Certificate, by acceptance of its Certificate, and each beneficial owner thereof, agree to treat, and to take no action inconsistent with the treatment of, the Certificates in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Section 10.15. Appointment of Tax Matters Person. The Holders of the Class R Certificates hereby appoint the Trustee to act as the Tax Matters Person for the 200_ - _ REMIC for all purposes of the Code. The Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the code. The Holders of the Class R Certificates may hereafter appoint a different entity as their agent, or may appoint one of the Class R Certificateholders to be the Tax Matters Person.

            Section 10.16. GOVERNING LAW CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

            (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

            (b) THE MASTER SERVICER AND THE TRUSTEE HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 10.6 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE DEPOSITOR, THE MASTER SERVICER AND THE TRUSTEE EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE DEPOSITOR, THE MASTER SERVICER OR THE TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ANY OF THEIR RIGHTS TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

            (c) THE DEPOSITOR, THE MASTER SERVICER AND THE TRUSTEE EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                [End of Agreement - Signature Pages Follow]

                                   EXHIBIT B-2

                         (FORM OF CLASS A-1 CERTIFICATE)

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:

Cut-off Date:

First Distribution Date:

Pass-Through Rate:

Initial Certificate Principal Balance of this

Certificate ("Denomination"):    $

Initial Certificate Principal Balances of all
Certificates of this Class:      $

CUSIP:

                                     B-2-1

                       [________________________________]
              Home Equity Asset Backed Certificates, Series 200_-_
                                    Class A-1

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of residential loans (the "MORTGAGE LOANS") secured by [first liens on one- to four-family residential properties]. [________________________________], as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by [________________________________] (the
"DEPOSITOR"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "AGREEMENT") among the Depositor, _______________________, as originator and servicer (the "SERVICER"), and ______________________________, as trustee (the "TRUSTEE"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     B-2-2

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 20__



                                       _____________________________, as Trustee


                                       By:____________________________________




Countersigned:

By: ___________________________________
    Authorized Signatory of


    ___________________________________
    as Trustee

                                     B-2-3

                        (Form of Reverse of Certificates)

                       [_________________________________]
              Home Equity Asset Backed Certificates, Series 200_-_

            This Certificate is one of a duly authorized issue of Certificates designated as [________________________________] Mortgage Pass-Through
Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the __th day of each month or, if such __th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or

                                     B-2-4
in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Office of the Trustee or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 10% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     B-2-5

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

            the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                  ______________________________________________
                                        Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________, or, if mailed by check, to _______________________
Applicable statements should be mailed to _____________________________________,
________________________________________________________________________________
________________________________________________________________________________

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                     B-2-6

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 20__ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public


           [Notarial Seal]

                                     B-2-1

                                   EXHIBIT B-6

                          (FORM OF CLASS R CERTIFICATE)

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:

Cut-off Date:

First Distribution Date:

Pass-Through Rate:

Initial Certificate Principal Balance of this
Certificate ("Denomination"):    $

Initial Certificate Principal Balances of all
Certificates of this Class:      $

CUSIP:


                                     B-6-1

                       [________________________________]

            Home Equity Asset Backed Certificates, Series 200_-_ evidencing the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of residential loans (the "Mortgage Loans") secured by [first liens on one- to four-family residential properties].

            [________________________________], as Depositor Principal in
respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that is the registered owner of the Percentage Interest (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by [________________________________] (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, _______________________, as originator and servicer (the "Servicer"), and ____________________, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the Office of the Trustee or the office or agency maintained by the Trustee in New York, New York.

            No transfer of a Class R Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer, or (ii) in the case of any such Class R Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such Class R Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Notwithstanding anything else to


                                     B-6-2
the contrary herein, any purported transfer of a Class R Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

            Each Holder of this Class R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class R Certificate must be a Permitted Transferee,
(ii) no Ownership Interest in this Class R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class R Certificate must agree not to transfer an Ownership Interest in this Class R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                     B-6-3

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 20__



                                       _____________________________, as Trustee


                                       By:____________________________________




Countersigned:

By: ___________________________________
    Authorized Signatory of


    ___________________________________,
    as Trustee

                                     B-6-4

                        (Form of Reverse of Certificates)

                       [________________________________]
              Home Equity Asset Backed Certificates, Series 200_-_

            This Certificate is one of a duly authorized issue of Certificates designated as _________ Home Equity Trust, Home Equity Asset Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the __th day of each month or, if such __th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or

                                     B-6-5
in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Office of the Trustee or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 10% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     B-6-6

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

            the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                  ______________________________________________
                                        Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________, or, if mailed by check, to _______________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________
________________________________________________________________________________

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                     B-6-7

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 20__ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public


           [Notarial Seal]






                                     B-6-8